EXHIBIT 2.1
                                                                     -----------



                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                        CHANGE TECHNOLOGY PARTNERS, INC.,

                               CTP/N MERGER CORP.,

                                       AND

                                NEUROLOGIX, INC.




                           DATED AS OF AUGUST 13, 2003


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                                          TABLE OF CONTENTS
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
ARTICLE I        DEFINITIONS AND CONSTRUCTION....................................................2

         1.1     SPECIFIC DEFINITIONS............................................................2
         1.2     ADDITIONAL DEFINITIONS..........................................................5
         1.3     INTERPRETATION..................................................................6

ARTICLE II       THE MERGER......................................................................6

         2.1     THE MERGER......................................................................6
         2.2     EFFECTIVE TIME; CLOSING.........................................................7
         2.3     EFFECTS OF THE MERGER...........................................................7
         2.4     CERTIFICATE OF INCORPORATION AND BY-LAWS........................................7
         2.5     DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.................................7
         2.6     CONVERSION OF SECURITIES........................................................7
         2.7     EXCHANGE OF CERTIFICATES.......................................................12
         2.8     DELIVERY OF CTP COMMON STOCK TO EXCHANGE AGENT.................................13
         2.9     TREATMENT OF NEUROLOGIX STOCK OPTIONS..........................................13

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF NEUROLOGIX...................................14

         3.1     ORGANIZATION AND QUALIFICATION.................................................14
         3.2     AUTHORITY RELATIVE TO THIS AGREEMENT; ENFORCEABILITY...........................14
         3.3     CONFLICTS; CONSENTS AND APPROVALS..............................................14
         3.4     CAPITALIZATION.................................................................15
         3.5     NO LITIGATION; COMPLIANCE WITH LAWS; PERMITS...................................15
         3.6     TITLE TO ASSETS................................................................16
         3.7     TAXES..........................................................................16
         3.8     INTELLECTUAL PROPERTY..........................................................18
         3.9     FINANCIAL STATEMENTS...........................................................19
         3.10    UNDISCLOSED LIABILITIES........................................................20
         3.11    ENVIRONMENTAL MATTERS..........................................................20
         3.12    MATERIAL CONTRACTS.............................................................20
         3.13    INSURANCE......................................................................21
         3.14    AFFILIATE TRANSACTIONS.........................................................22
         3.15    EMPLOYEE BENEFIT PLANS.........................................................22
         3.16    FUNDED DEBT....................................................................22
         3.17    OTHER BUSINESS NAMES...........................................................22
         3.18    REQUIRED ACTIONS...............................................................23
         3.19    FDA APPROVAL...................................................................23
         3.20    NO MATERIAL ADVERSE CHANGE.....................................................23
         3.21    BROKERAGE......................................................................23
         3.22    FULL DISCLOSURE................................................................23


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ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF CTP AND SUBCORP..............................24

         4.1     ORGANIZATION AND QUALIFICATION.................................................24
         4.2     AUTHORITY RELATIVE TO THIS AGREEMENT; ENFORCEABILITY...........................24
         4.3     CONFLICTS; CONSENTS AND APPROVALS..............................................24
         4.4     CAPITALIZATION.................................................................25
         4.5     CTP SEC DOCUMENTS AND OTHER PUBLIC DISCLOSURES.................................25
         4.6     NO MATERIAL ADVERSE CHANGE.....................................................26
         4.7     NO LITIGATION; COMPLIANCE WITH LAWS; PERMITS...................................26
         4.8     TAX RETURNS....................................................................26
         4.9     TITLE TO ASSETS................................................................29
         4.10    NO DEFAULT.....................................................................29
         4.11    INTELLECTUAL PROPERTY..........................................................29
         4.12    NO CURRENT OPERATIONS..........................................................29
         4.13    UNDISCLOSED LIABILITIES........................................................29
         4.14    FUNDED DEBT....................................................................30
         4.15    OTHER BUSINESS NAMES...........................................................30
         4.16    ENVIRONMENTAL MATTERS..........................................................30
         4.17    MATERIAL CONTRACTS.............................................................31
         4.18    EMPLOYEE BENEFIT PLANS.........................................................32
         4.19    INSURANCE......................................................................32
         4.20    CTP'S NET CASH ASSETS..........................................................32
         4.21    BROKERAGE......................................................................32
         4.22    FULL DISCLOSURE................................................................32
         4.23    FORMER CEO SEVERANCE...........................................................32
         4.24    AFFILIATE TRANSACTIONS.........................................................33

ARTICLE V        COVENANTS OF THE PARTIES.......................................................33

         5.1     DISCLOSURE LETTERS; ACCESS AND INFORMATION.....................................33
         5.2     AFFIRMATIVE COVENANTS..........................................................34
         5.3     NEGATIVE COVENANTS.............................................................35
         5.4     CLOSING DOCUMENTS..............................................................37
         5.5     FURTHER ACTIONS................................................................37
         5.6     PUBLIC ANNOUNCEMENTS...........................................................38
         5.7     STOCKHOLDERS' MEETING..........................................................38
         5.8     PREPARATION OF THE REGISTRATION STATEMENT......................................38
         5.9     AFFILIATES OF NEUROLOGIX.......................................................39
         5.10    BOARD OF DIRECTORS OF CTP......................................................40
         5.11    MERGER SUBSIDIARY..............................................................40
         5.12    NO SOLICITATION................................................................40
         5.13    REORGANIZATION TREATMENT.......................................................43
         5.14    DIRECTORS' AND OFFICERS' INSURANCE.............................................43
         5.15    STOCK OPTION PLAN..............................................................43
         5.16    NEUROLOGIX LOAN................................................................44

                                      -ii-

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ARTICLE VI       CONDITIONS.....................................................................44

         6.1     CONDITIONS TO THE OBLIGATIONS OF EACH PARTY....................................44
         6.2     CONDITIONS TO CTP'S AND SUBCORP'S OBLIGATIONS..................................45
         6.3     CONDITIONS TO NEUROLOGIX'S OBLIGATIONS.........................................46

ARTICLE VII      TERMINATION AND AMENDMENT......................................................47

         7.1     TERMINATION....................................................................47
         7.2     EFFECT OF TERMINATION..........................................................49
         7.3     AMENDMENT......................................................................50
         7.4     EXTENSION; WAIVER..............................................................50

ARTICLE VIII     MISCELLANEOUS..................................................................50

         8.1     NOTICES........................................................................50
         8.2     INTERPRETATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................51
         8.3     COUNTERPARTS; TELECOPIED SIGNATURES............................................52
         8.4     ENTIRE AGREEMENT...............................................................52
         8.5     NO THIRD PARTY BENEFICIARIES...................................................52
         8.6     GOVERNING LAW..................................................................52
         8.7     CONSENT TO JURISDICTION; VENUE; NO TRIAL BY JURY...............................52
         8.8     SPECIFIC PERFORMANCE...........................................................53
         8.9     ASSIGNMENT.....................................................................53
         8.10    EXPENSES.......................................................................53
         8.11    SEVERABILITY...................................................................53
         8.12    NO STRICT CONSTRUCTION.........................................................53
         8.13    KNOWLEDGE......................................................................53
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                                     -iii-

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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "AGREEMENT") is made and entered into as of the 13th day of August, 2003, by and among Change Technology Partners, Inc., a Delaware corporation ("CTP"), CTP/N Merger Corp., a Delaware corporation and a wholly-owned subsidiary of CTP ("SUBCORP"), and Neurologix, Inc., a Delaware corporation ("NEUROLOGIX").

                             PRELIMINARY STATEMENTS

         A        CTP and Neurologix desire to engage in a transaction
consisting of the merger of Subcorp with and into Neurologix, with Neurologix as the surviving corporation (the "MERGER"). Pursuant to the Merger, each share of Neurologix Stock issued and outstanding at the Effective Time will be converted into the right to receive CTP Common Stock, and Neurologix will become a wholly owned subsidiary of CTP, all as more fully provided herein.

         B        The respective boards of directors of Neurologix and CTP have determined that the Merger is consistent with and in furtherance of the long-term business strategy of each and that it is in the best interests of the holders of shares of Neurologix Stock and CTP Common Stock to have a continuing equity interest in the combined businesses of CTP and Neurologix through the ownership of CTP Common Stock after the Effective Time.

         C        The respective boards of directors of CTP, Subcorp and
Neurologix have determined that the Merger, structured in the manner contemplated herein, is desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, have approved and adopted this Agreement.

         D        For federal income tax purposes, the Parties intend that the
Merger constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder (the "CODE").

         E        Concurrently with the execution of this Agreement, and as a condition to the willingness of CTP to enter into this Agreement, certain Stockholders and holders of Neurologix Notes have entered into a Voting Agreement with CTP, Subcorp and Neurologix dated as of the date hereof, under which, among other things, those Stockholders have agreed to (i) convert shares of Neurologix Stock into, and to exchange their interests in the Neurologix Note for, shares of Neurologix Common Stock prior to the Effective Time, (ii) execute an irrevocable written consent with respect to all of their shares of Neurologix Stock in favor of adoption of this Agreement and the Merger, (iii) irrevocably waive any and all rights to dissent from the Merger and seek appraisal of their Neurologix Stock, and (iv) take other actions in furtherance of the transactions contemplated by this Agreement (the "VOTING AGREEMENT").

         F        Concurrently with execution of this Agreement, CTP shall loan
Neurologix the principal amount of $750,000 secured by a first priority perfected security interest in all of


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the assets of Neurologix (the "Loan") in accordance with the provisions of this
Agreement and the related agreements evidencing the Loan.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto (the "PARTIES") hereby represent, warrant, covenant and agree as follows:

                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 SPECIFIC DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" means, with respect to any entity (the "SUBJECT ENTITY"), any Person or other entity which controls, is controlled by, or is under common control with, the Subject Entity, provided, however, that with respect to the representations and warranties set forth in Article III of this Agreement (except as otherwise specifically provided in such representations and warranties), "Affiliate" shall not include Palisade Capital Management, LLC or any related entities. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "AMENDMENTS" means the amendments to CTP's certificate of incorporation to (i) increase the number of authorized shares of CTP Common Stock to 750 million shares, (ii) decrease the par value of CTP Common Stock to $.001 per share, (iii) change the name of CTP to Neurologix, Inc.; and (iv) divide CTP's board of directors into 3 classes, with staggered three-year terms for each class.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks located in New York, New York are not open for the general transaction of business.

         "CTP COMMON STOCK" means the Common Stock, par value $.01 per share, of CTP.

         "CTP MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition of CTP and its Subsidiaries, taken as a whole; provided, however, that (x) in no event shall any effect that results from (a) the public announcement or pendency of the transactions contemplated hereby or any actions taken in compliance with this Agreement or (b) changes affecting the United States economy generally constitute a CTP Material Adverse Effect; and (y) a decrease in the market price of CTP Common Stock will not constitute a CTP Material Adverse Effect (except with respect to an effect which, independent of such decrease, would constitute a CTP Material Adverse Effect).



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         "CTP MEETING" means the annual or special meeting of CTP's stockholders called to vote upon the Merger, this Agreement and the transactions contemplated hereby, the Amendments and the election of directors contemplated herein.

         "CTP'S NET CASH ASSETS" means as of the Closing Date the aggregate amount of CTP's unencumbered cash and cash equivalents, in excess of (i.e., net of) all liabilities (actual and contingent, accrued and unaccrued) and contractual commitments of CTP and its Subsidiaries, including, but not limited to, obligations incurred and to be incurred in closing or terminating operations of all current businesses, terminating all existing contractual commitments and other obligations; provided, however, that in calculating CTP's Net Cash Assets there shall be (i) excluded from the calculation of liabilities (or, if previously paid, there shall be credited to the amount of cash) up to $500,000 of legal, accounting, Financial Advisor and other fees and expenses incurred by CTP that are directly related to the Merger, this Agreement and the Loan and
(ii) included in the calculation of CTP's unencumbered cash and cash equivalents the outstanding principal amount of the Loan and accrued but unpaid interest thereon. In determining the amount of any contractual commitments or other accrued claims, CTP shall not be entitled to any discount from the full contractual amount of any liability unless it is finally settled or compromised prior to the Closing Date. To the extent that there are any pending or threatened litigations or other claims or contingent liabilities at the Closing Date, the estimated cost to CTP of each such litigation, claim or liability (including all legal costs and professional fees required to resolve any such litigation, claim or liability) shall be established, disputed or modified in accordance with the procedures set forth in Section 2.6.3.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXCHANGE AGENT" means Continental Stock Transfer or such other Person or entity reasonably acceptable to CTP as Neurologix shall designate to serve as the Exchange Agent hereunder.

         "FINANCIAL ADVISOR" means BNY Capital Markets, Inc.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL ENTITY" means any domestic or foreign international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity.

         "LIENS" means liens, encumbrances, charges, adverse claims, security interests, pledges, mortgages, title restrictions and other limitations on use, other than restrictions on transfer imposed by federal or state securities laws or under this Agreement and the Voting Agreement.

         "NEUROLOGIX COMMON STOCK" means the Common Stock, par value $.001 per share, of Neurologix.

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         "NEUROLOGIX HOLDER" means any holder of Neurologix Stock or any other
Neurologix security.

         "NEUROLOGIX MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, assets or financial condition of Neurologix; provided, however, that in no event shall any effect that results from (a) the public announcement or pendency of the transactions contemplated hereby or any actions taken in compliance with this Agreement, (b) changes affecting Neurologix's industry generally or (c) changes affecting the United States economy generally constitute a Neurologix Material Adverse Effect.

         NEUROLOGIX NOTE" means the 6% Amended and Restated Secured Promissory Note of Neurologix in the aggregate principal amount of $2.0 million, payable to Palisade Private Partnership, L.P., Dr. Martin J. Kaplitt and Clark A. Johnson, due in October 2007.

         "NEUROLOGIX SERIES A PREFERRED" means the Convertible Preferred Stock, par value $.001 per share, of Neurologix.

         "NEUROLOGIX SERIES B PREFERRED" means the Series B Convertible Preferred Stock, par value $.001 per share, of Neurologix.

         "NEUROLOGIX STOCK" means, collectively, the Neurologix Common Stock, the Neurologix Series A Preferred and the Neurologix Series B Preferred. "Neurologix Stock" shall also include any equity security issued by Neurologix between the date hereof and the Closing Date that is not Neurologix Common Stock, Neurologix Series A Preferred or Neurologix Series B Preferred.

         "NEUROLOGIX WRITTEN CONSENT" means a valid written consent of Neurologix's stockholders approving the Merger, this Agreement and the transactions contemplated hereby.

         "PERSON" means any individual, corporation, partnership, limited liability company, business trust, sole proprietorship, Governmental Entity, or other entity.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "STOCKHOLDER" means a holder of record of shares of Neurologix Stock immediately prior to the Effective Time. "STOCKHOLDERS" shall mean all such holders.

         "SUBSIDIARY" when used with reference to a Person, shall mean any entity (i) the accounts of which would be consolidated with those of such Person in such Person's financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses are owned, controlled or held by such Person and/or one or more subsidiaries of such Person.

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         "TAXES" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any transferee liability in respect of any items described in clause (i) above.

         "TAX RETURNS" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

         1.2 ADDITIONAL DEFINITIONS. The following terms are defined in the following sections of this Agreement:

TERM                                                     SECTION
ACCOUNTANTS                                              2.6.3.5
AGREEMENT                                                Heading
ALLOCATION                                               2.6.3.3
CERTIFICATES                                             2.7.1
CERTIFICATE OF MERGER                                    2.2
CLOSING                                                  2.2
CLOSING DATE                                             2.2
CODE                                                     Preliminary Statements
COMPETING TRANSACTION                                    5.12
CTP                                                      Heading
CTP CALCULATION                                          2.6.3.4
CTP DISCLOSURE LETTER                                    5.1
CTP EXCHANGE OPTION                                      2.9
CTP EXISTING OPTION                                      4.4
CTP IN-THE-MONEY OPTIONS                                 2.6.3
DGCL                                                     2.1
DISCLOSURE LETTERS                                       5.1
EFFECTIVE TIME                                           2.2
ENVIRONMENTAL LAWS                                       3.11
EXCHANGE RATIO                                           2.6.3
EXCLUDED SHARES                                          2.6.1
FDA                                                      3.19
FORMER CEO                                               4.24
INTELLECTUAL PROPERTY                                    3.8
IRS                                                      3.7.11
LOAN                                                     Preliminary Statements
MATERIAL CONTRACTS                                       3.12
MERGER                                                   Preliminary Statements
NEUROLOGIX                                               Heading
NEUROLOGIX AFFILIATE'S LETTER                            5.9
NEUROLOGIX DISCLOSURE LETTER                             5.1
NEUROLOGIX FINANCIAL STATEMENTS                          3.9
NEUROLOGIX IN-THE-MONEY OPTIONS                          2.6.3
NEUROLOGIX OPTION                                        3.4
NEUROLOGIX REACTION NOTICE                               2.6.3.5
NEW STOCK OPTION PLAN                                    5.15
OUTSIDE DATE                                             7.1.3
PARTIES                                                  Preliminary Statements
POTENTIAL ACQUIROR                                       5.12.1
PRODUCT                                                  3.19
PROSPECTUS/PROXY STATEMENT                               5.8.1
REGISTRATION STATEMENT                                   5.8.1
SEC DOCUMENTS                                            4.5
SECRETARY OF STATE                                       2.2
SUBCORP                                                  Heading
SURVIVING CORPORATION                                    2.1
TOTAL CTP EXISTING SHARES                                2.6.3
TOTAL CTP STOCK CONSIDERATION                            2.6.3
TOTAL NEUROLOGIX EXISTING SHARES                         2.6.3
UPDATED WORKSHEET                                        2.6.3.4
VOTING AGREEMENT                                         Preliminary Statements
WORKSHEET                                                2.6.3.3

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         1.3      INTERPRETATION. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; and (iv) the word "including" means "including without limitation."


                                   ARTICLE II
                                   THE MERGER

         2.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Subcorp shall be merged with and into Neurologix at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and Neurologix shall continue its corporate existence under the laws of the State of Delaware. Neurologix, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         2.2 EFFECTIVE TIME; CLOSING. Upon completion of the Closing on the Closing Date, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with Section 251 of the DGCL. The Merger shall become effective (the "EFFECTIVE TIME") at 12:01 a.m. on the date when the Certificate of Merger is filed with the Secretary of State or at such later time and date as shall be agreed upon by CTP and Neurologix and specified in the Certificate of Merger. Prior to the filing referred to in this Section 2.2, the closing of the Merger (the "CLOSING") shall be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, or such other place as the Parties may agree, on a date specified by Neurologix (provided that such date is, absent CTP's concurrence, no more than five Business Days following the first date upon which all conditions set forth in Article VI (other than the conditions which may be satisfied solely by the delivery of documentation within the control of the Party required to deliver such documentation) have been satisfied or waived), or at such other date as CTP and Neurologix may agree, provided that the conditions set forth in Article VI have been satisfied or waived at or prior to such date. The date on which the Closing takes place is referred to herein as the "CLOSING DATE."

         2.3 EFFECTS OF THE MERGER. From and after the Effective Time, the Merger shall have the effects set forth in Sections 259 through 261 of the DGCL.

         2.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. At the Effective Time, (i) the certificate of incorporation of Neurologix as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, with a new corporate name to be designated by Neurologix and (ii) the by-laws of Neurologix in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, in each case until amended in accordance with applicable law.

         2.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. From and after the Effective Time, the individuals listed on Section 2.5 of the Neurologix Disclosure Letter shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL. On or prior to the Closing Date, Subcorp shall deliver to Neurologix a written resignation, in form and substance satisfactory to Neurologix, from each officer and director of Subcorp, effective as of the Effective Time.

         2.6 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger, and without any action on the part of any of the Parties, the securities of the constituent corporations shall be converted as follows:

                  2.6.1 CANCELLATION OF TREASURY STOCK AND CTP-OWNED STOCK. Each share of Neurologix Stock owned by Neurologix or by CTP that is issued and outstanding immediately prior to the Effective Time (collectively, the "EXCLUDED SHARES") shall be automatically canceled and shall cease to exist, and no shares of CTP Common Stock or other consideration shall be paid in exchange for those Excluded Shares.

                  2.6.2 SUBCORP'S STOCK. Each share of common stock, par value $.001 per share, of Subcorp issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation, and shall be owned by CTP.

                  2.6.3 NEUROLOGIX STOCK. If immediately prior to the Closing,
         (i) CTP's Net Cash Assets are at least $7.5 million, and (ii) Neurologix has not raised cash proceeds between the date hereof and the Closing through the issuance and sale of additional equity securities, then upon consummation of the Merger, (x) each share of Neurologix Common Stock, Neurologix Series A Preferred (on an as-converted to Neurologix Common Stock basis) and Neurologix Series B Preferred (on an as-converted to Neurologix Common Stock basis) issued and outstanding immediately prior to the Effective Time (excluding Excluded Shares and Dissenting Shares) shall be converted into that number of shares of CTP Common Stock multiplied by the Exchange Ratio, and (y) the aggregate number of shares of CTP Common Stock issuable at the Effective Time shall equal the Total CTP Stock Consideration.

         EXCHANGE RATIO =   TOTAL CTP EXISTING SHARES MULTIPLIED BY 2
                            -----------------------------------------
                                 Total Neurologix Existing Shares

         TOTAL CTP STOCK CONSIDERATION = Total Neurologix Existing Shares multiplied by Exchange Ratio

         WHERE:

         "TOTAL CTP EXISTING SHARES" means the number of shares of CTP Common Stock (i) issued and outstanding prior to the Effective Time, (ii) issuable upon conversion of all CTP convertible securities including shares of CTP Series A Preferred Stock, and (iii) issuable upon exercise of all CTP Existing Options with an exercise price per share that is less than or equal to $0.03, which options, as reflected in the CTP Disclosure Letter, provide for the purchase of 12,000,000 shares of CTP Common Stock (the "CTP IN-THE-MONEY OPTIONS").

         "TOTAL NEUROLOGIX EXISTING SHARES" means the number of shares of Neurologix Common Stock (i) issued and outstanding prior to the Effective Time, (ii) issuable upon conversion of all Neurologix convertible securities including shares of Neurologix Series A Preferred and Neurologix Series B Preferred, (iii) issuable upon exchange of the Neurologix Note as provided in the Voting Agreement and
         (iv) issuable upon exercise of all Neurologix Options with an exercise price per share less than or equal to $0.25, which options, as reflected in the Neurologix Disclosure Letter, provide for the purchase of 232,000 shares of Neurologix Common Stock (the "NEUROLOGIX IN-THE-MONEY OPTIONS"), in each case, excluding all Excluded Shares but including all Dissenting Shares.

                  2.6.3.1 At the Effective Time, all shares of Neurologix Stock that have been converted into the right to receive shares of CTP Common Stock shall be automatically canceled and shall cease to exist, and the holders thereof shall cease to have any rights with respect to such shares, other than the right to receive certificates representing shares of CTP Common Stock upon surrender of the relevant instrument in accordance with Section 2.7.

                  2.6.3.2 Upon consummation of the Merger, each Neurologix Option outstanding immediately prior to the Effective Time shall be converted into a CTP Exchange Option pursuant to the provisions of
         Section 2.9.

                  2.6.3.3 Annexed to CTP's Disclosure Letter is a worksheet setting forth a description of the allocation of the Total CTP Stock Consideration among the Neurologix Holders (the "Allocation") that would be in effect if the Total CTP Stock Consideration was determined as of the date hereof based upon CTP's Net Cash Assets at this date (including a reasonable estimate of all costs and liabilities of all pending litigations and other claims and contingent liabilities, and an estimate of the costs required to wind down CTP's business), the number of shares of CTP Common Stock and CTP Existing Options outstanding at this date, the number of shares of Neurologix Stock and the number of Neurologix Options outstanding at this date, and the number of shares of Neurologix Common Stock issuable upon conversion of the Neurologix Note (the "WORKSHEET").

                  2.6.3.4 At least five Business Days prior to the time set for the Closing, CTP shall deliver to Neurologix CTP's good faith calculation of the Allocation (the "CTP CALCULATION"), which shall (a) be prepared in accordance with the provisions of Section 2.6.3 or 2.6.4, as applicable, (b) be reflected in the form of the Worksheet (the "UPDATED WORKSHEET"), (c) include CTP's good faith estimate of CTP's Net Cash Assets as of the Closing Date, and (d) set forth (i) the calculation of the Total CTP Stock Consideration, (ii) each of the calculations contemplated by Section 2.6.3 or 2.6.4, as applicable, and
         (iii) confirm the number of shares of CTP Common Stock outstanding and the number of shares of CTP Common Stock issuable upon the exercise and/or conversion of all CTP convertible securities including the CTP Series A Preferred Stock and CTP In-the-Money Options. At least seven Business Days prior to the time set for the Closing, Neurologix shall deliver to CTP a certificate setting forth the total number of shares of Neurologix Common Stock then outstanding and the number of shares of Neurologix Common Stock issuable upon the exercise and/or conversion of the other Neurologix Stock, the Neurologix In-the-Money Options and the Neurologix Note then outstanding, which CTP shall use in preparing the CTP Calculation. In addition, CTP shall, following the date hereof and through Closing, apprise Neurologix of (a) any pending or threatened litigations, claims and other contingent liabilities that were not reflected on the Worksheet and (b) any event or fact that occurs, or of which CTP becomes aware, after the date hereof that could reasonably affect the estimate of any litigation, claim and other contingent liability listed on the Worksheet.

                  2.6.3.5 Promptly, but in no event later than two Business Days after receipt of the CTP Calculation, Neurologix shall deliver to CTP a notice (the "NEUROLOGIX REACTION NOTICE") specifying whether Neurologix concurs with the CTP Calculation or disputes any aspect of the CTP Calculation. To enable Neurologix to evaluate the CTP

         Calculation, CTP and its Subsidiaries shall make available to CTP and its representatives all of the personnel, properties, contracts, books and records, and all other documents and data of CTP and its Subsidiaries that Neurologix shall reasonably request. In the event that the Neurologix Reaction Notice indicates that Neurologix concurs with the CTP Calculation, the CTP Calculation shall be determinative for purposes of determining the Allocation at Closing. With respect to any liability or obligation of CTP or its Subsidiaries for which an estimate of the amount thereof is set forth on the Worksheet, the parties hereto agree that such estimate shall be the amount of such liability or obligation for purposes of the CTP Calculation and that Neurologix shall not dispute such estimate unless (i) the actual amount of such liability or obligation becomes known after the date hereof, in which case such actual amount shall be used in the CTP Calculation (ii) any event occurs after the date of this Agreement as a result of which any party hereto no longer believes that such estimate is reasonable or
         (iii) any party hereto becomes aware, after the date of this Agreement, of any fact (including, without limitation, any change, modification, or clarification of any fact of which such party was aware prior to the date of this Agreement) as a result of which such party no longer believes that such estimate is reasonable. CTP and Neurologix agree that to the extent the receivable owing to CTP in connection with CTP's lease for 16 West 19th Street (the "Glaser Receivable") is not collected by CTP prior to Closing and provided that Neurologix receives a letter from the lessor reasonably satisfactory to Neurologix to the effect that the Glaser Receivable will be paid within a reasonable time after Closing, the Glaser Receivable shall be included in the calculation of CTP's Net Cash Assets less a $40,000 reserve. CTP and Neurologix agree that to the extent any other receivable set forth on the Worksheet is not collected prior to Closing, such receivable (less a reserve mutually agreed to by CTP and Neurologix) shall be included in the calculation of CTP's Net Cash Assets if, and only if, CTP can provide assurance reasonably satisfactory to Neurologix that such receivable shall be paid within a reasonable time after Closing. Subject to the preceding three sentences, in the event that the Neurologix Reaction Notice indicates that Neurologix disputes any aspect of the CTP Calculation, CTP and Neurologix shall engage an accountant mutually acceptable to CTP and Neurologix (the "ACCOUNTANTS") to promptly review the determination of such aspect of the CTP Calculation and resolve such dispute. In the event that such disputes cannot be resolved prior to the date set for the Closing, the date set for the Closing shall be deferred until such disputes are resolved (but in no event later than the Outside Date). In the event the dispute relates to an estimate of liability for pending or threatened litigation, or other claim or contingent liability, the parties will ask the Accountants to assist them in mediating the dispute.

                  2.6.4 ADJUSTMENT IN CALCULATION OF EXCHANGE RATIO.

                  If immediately prior to the Closing, CTP's Net Cash Assets are less than $7.5 million or if Neurologix has raised cash proceeds between the date hereof and the Closing through the issuance and sale of additional equity, then, for purposes of this Agreement, the Exchange Ratio shall be calculated as follows:

                  EXCHANGE RATIO =   TOTAL CTP EXISTING SHARES MULTIPLIED BY X
                                     -----------------------------------------
                                         Total Neurologix Existing Shares

                  WHERE "X" IS THE QUOTIENT:

                                            obtained by dividing (x) $15.0
                                            million by (y) the lesser of the (i)
                                            amount of CTP's Net Cash Assets as
                                            of the Closing Date or (ii) $7.5
                                            million.

                                            In the event that Neurologix sells
                                            any additional equity during the
                                            period between the date hereof and
                                            the Closing Date, the net cash
                                            proceeds there from (after all
                                            expenses incurred relating thereto)
                                            shall be added to the numerator.

                  2.6.5 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of CTP Common Stock shall be issued as a result of any conversion provided for in this Section 2.6. All fractional shares shall be rounded to the nearest whole number, with .5 rounded up. If more than one certificate representing shares of Neurologix Stock shall be surrendered for the account of the same holder, the number of shares of Neurologix Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares (on an as-converted to Neurologix Common Stock basis) represented by the certificates so surrendered. No cash shall be paid in lieu of fractional shares.

                  2.6.6 ANTI-DILUTION PROTECTION.

                  2.6.6.1 To the extent not already taken into account in computing the Exchange Ratio, in the event that, prior to the Effective Time, CTP shall declare a stock dividend or other distribution payable in shares of CTP Common Stock or securities convertible into shares of CTP Common Stock, or effect a stock split, reclassification, recapitalization, combination or any other comparable change with respect to CTP Common Stock, the shares of CTP Common Stock to be received by each Stockholder in the Merger shall be correspondingly adjusted to reflect such dividend, distribution, stock split, reclassification, recapitalization, combination or other comparable change.

                  2.6.6.2 To the extent not already taken into account in computing the Exchange Ratio, in the event that, prior to the Effective Time, Neurologix shall declare a stock dividend or other distribution payable in shares of Neurologix Common Stock or securities convertible into shares of Neurologix Common Stock, or effect a stock split, reclassification, recapitalization, combination or any other comparable change with respect to Neurologix Common Stock, the shares of CTP Common Stock to be received by each Stockholder in the Merger shall be correspondingly adjusted to reflect such dividend, distribution, stock split, reclassification, recapitalization, combination or other comparable change.

                  2.6.7 DISSENTING STOCK. Any holder of shares of Neurologix Stock shall have the right to appraisal in the manner provided in
         Section 262 of the DGCL, and if all necessary requirements of the DGCL are met, such shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of the DGCL ("DISSENTING

         STOCK"); provided, however, that (i) if any holder of Dissenting Stock shall subsequently withdraw such holder's demand for appraisal of such shares within sixty days of the Effective Time, or (ii) if any holder fails to follow the procedures for establishing such holder's entitlement to appraisal rights as provided in the DGCL, the right to appraisal of such shares shall be forfeited and such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the shares of CTP Common Stock such holder would have been entitled to receive had such holder not exercised appraisal rights.

                  2.6.8 TAX CONSEQUENCES. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

         2.7 EXCHANGE OF CERTIFICATES. The following provisions shall apply with respect to the exchange of certificates pursuant to the Merger:

                  2.7.1 PROCEDURES. Prior to the Closing, CTP shall enter into an exchange agency agreement with the Exchange Agent, in form and substance satisfactory to Neurologix, pursuant to which the Exchange Agent shall perform the obligations of the Exchange Agent described in this Agreement. As soon as practicable after the Effective Time, CTP shall mail, or shall cause the Exchange Agent to mail, to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented issued and outstanding shares of Neurologix Stock, a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to CTP and shall be in such form and have such other provisions as Neurologix and CTP may reasonably specify, including customary waivers and releases of liability and which shall contain instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of CTP Common Stock). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (and CTP shall cause the Exchange Agent to promptly deliver) a certificate representing that number of whole shares of CTP Common Stock which such holder has the right to receive pursuant to Section 2.6 rounded to the nearest whole number. Any Certificate so surrendered shall be immediately canceled. No cash shall be payable in lieu of the issuance of fractional shares. In the event of a transfer of ownership of shares of Neurologix Stock which is not registered on the transfer records of Neurologix, a certificate representing the proper number of whole shares of CTP Common Stock may be issued to such transferee if the Certificate representing such shares of Neurologix Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing shares of CTP Common Stock.

                  2.7.2 STOCK TRANSFER BOOKS; EXTINCTION OF STOCKHOLDER RIGHTS. At the Effective Time, the stock transfer books of Neurologix shall be closed with respect to the shares of Neurologix Stock outstanding immediately prior to the Effective Time. All shares of CTP Common Stock issued upon surrender of a Certificate in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to that Certificate and the shares of Neurologix Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of Neurologix of shares of Neurologix Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, a Certificate is presented to the Surviving Corporation for any reason, it shall be canceled and exchanged for certificates representing shares of CTP Common Stock as provided in this Article II.

                  2.7.3 LOST CERTIFICATES. In the event that any Certificate shall have been lost, stolen or destroyed, upon the Exchange Agent's receipt of appropriate evidence as to such loss, theft or destruction and as to the ownership of such Certificate by the Person claiming such Certificate to be lost, stolen or destroyed, and the receipt by CTP and the Exchange Agent of reasonably appropriate and customary indemnification, CTP shall cause the Exchange Agent to deliver, in exchange for such lost, stolen or destroyed Certificate, shares of CTP Common Stock deliverable in respect thereof as determined in accordance with the provisions of this Agreement.

         2.8 DELIVERY OF CTP COMMON STOCK TO EXCHANGE AGENT. At or prior to the Effective Time, CTP shall deposit with the Exchange Agent, for the benefit of each Stockholder, for exchange in accordance with this Article II, certificates representing the shares of CTP Common Stock issuable to each Stockholder pursuant to Section 2.6 upon conversion of outstanding shares of Neurologix Stock.

         2.9 TREATMENT OF NEUROLOGIX STOCK OPTIONS. Prior to the Effective Time, CTP and Neurologix shall take all such actions as may be necessary such that at the Effective Time each unexpired and unexercised Neurologix Option prior to the Effective Time shall, by virtue of the Merger and without any action by the holder of such Neurologix Option, be automatically converted at the Effective Time into an option (an "CTP EXCHANGE OPTION") to purchase that number of shares of CTP Common Stock equal to the number of shares of Neurologix Common Stock covered by such Neurologix Option multiplied by the Exchange Ratio, which number shall be correspondingly adjusted (to the extent not already taken into account in computing the Exchange Ratio) to reflect the effect of any adjustment made pursuant to Section 2.6.4. Each CTP Exchange Option shall have an exercise price equal to the exercise price which existed under the corresponding Neurologix Option divided by the Exchange Ratio but in no event less than the par value of the shares of CTP Common Stock underlying such CTP Exchange Option. With the exception of the adjustments set forth above and the fact that the CTP Exchange Options shall be administered by the Compensation Committee of CTP's board of directors or such other committee as shall be designated from time to time by such board, the terms and conditions of each CTP Exchange Option shall be identical to the terms and conditions to which the corresponding Neurologix Option was subject immediately prior to the Effective Time; provided that with respect to any Neurologix Option that is an "INCENTIVE STOCK OPTION" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of
Section 424(a) of the Code. In connection with the issuance of CTP Exchange Options, CTP shall (i) reserve for issuance the number of shares of CTP Common Stock that will become subject to CTP Exchange Options pursuant to this Section 2.9 and (ii) register the shares of CTP Common Stock subject to the CTP Exchange Options on a registration statement on Form S-8 to the extent that such shares are so registerable.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF NEUROLOGIX

         Neurologix represents and warrants to CTP and Subcorp as follows:

         3.1 ORGANIZATION AND QUALIFICATION. Neurologix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Neurologix is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a Neurologix Material Adverse Effect. Neurologix has no Subsidiaries, and except as set forth on Section 3.1 of the Neurologix Disclosure Letter, Neurologix does not own, directly or indirectly, any shares of capital stock of, or any other security or interest convertible into or exchangeable or exercisable for shares of capital stock of or other ownership interests in, any other Person.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT; ENFORCEABILITY. The execution, delivery and performance of this Agreement are within the corporate power and authority of Neurologix and have been duly and validly authorized by all requisite corporate action on the part of Neurologix. This Agreement has been duly executed and delivered by Neurologix and is a legal, valid and binding obligation of Neurologix, enforceable against Neurologix in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement on behalf of Neurologix have been duly authorized to do so.

         3.3 CONFLICTS; CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by Neurologix nor the consummation of the transactions contemplated hereby will: (a) conflict with, or result in a breach of any provision of, Neurologix's certificate of incorporation or by-laws; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of Neurologix under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Neurologix is a party or by which Neurologix is bound; (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Neurologix or its properties or assets; or (d) require any action or consent or approval of, or review by, or registration or filing by Neurologix or any of its

Affiliates with, any third party or any Governmental Entity, other than filing of the Certificate of Merger and registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

         3.4 CAPITALIZATION. As of the date hereof, the authorized capital stock of Neurologix consists solely of: (a) 20,000,000 shares of Neurologix Common Stock and (b) 1,000,000 shares of Neurologix preferred stock, of which 500 of such shares have been designated as Neurologix Series A Preferred and 562,500 of such shares have been designated as Neurologix Series B Preferred. As of the date hereof there are 2,490,583 shares of Neurologix Common Stock issued and outstanding, 147 shares of Neurologix Series A Preferred issued and outstanding, which are convertible into 2,205,000 shares of Neurologix Common Stock, and 490,754 shares of Neurologix Series B Preferred issued and outstanding, which are convertible into 490,754 shares of Neurologix Common Stock, and no shares of Neurologix Stock were held in Neurologix's treasury. There are no options, warrants or other securities, rights or agreements outstanding that entitle any Person to acquire (either currently or upon the passage of time or the occurrence of any condition or event) any shares of Neurologix Common Stock or any other security convertible into or exchangeable or exercisable for Neurologix Common Stock, other than as set forth in the immediately preceding sentence and except for (x) stock options to purchase 257,000 shares of Neurologix Common Stock granted by Neurologix to current or former directors, officers, employees, consultants or representatives of Neurologix or to other persons with relationships to Neurologix (each, a "NEUROLOGIX OPTION") and (y) the Neurologix Note which the holders thereof (including all Persons having a participatory interest therein) and Neurologix have agreed will be exchanged, pursuant to the terms of the Voting Agreement, for Neurologix Common Stock, at a price of $6 per share (383,040 shares if computed at June 30, 2003).

         3.5 NO LITIGATION; COMPLIANCE WITH LAWS; PERMITS. There is no (i) action, suit, claim, proceeding, demand, arbitration, hearing, complaint, examination or investigation pending or, to the best of Neurologix's knowledge, threatened against or affecting Neurologix, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or any other Governmental Entity (including, without limitation, any action, suit, claim, proceeding, demand arbitration, hearing, complaint, examination or investigation against any director, officer or employee of Neurologix or other person for whom Neurologix may be liable), (ii) arbitration proceeding relating to Neurologix pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of Neurologix's knowledge, threatened against or affecting Neurologix (including without limitation any inquiry as to the qualification of Neurologix to hold or receive any license or permit), except as would not have, either individually or in the aggregate, a Neurologix Material Adverse Effect. Neurologix has complied with all material laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services. Neurologix has all necessary permits, licenses, grants, consents, approvals and other authorizations required to conduct its business as now conducted, except such permits, licenses, grants, consents, approvals and other authorizations that, if not obtained, would have, either individually or in the aggregate, a Neurologix Material Adverse Effect, and such permits, licenses, grants, consents, approvals, and other authorizations are in full force and effect. No suspension or cancellation of any such permit, license, grant, consent and authorization is pending or, to the best of Neurologix's knowledge, threatened. No such suspension or cancellation will result from transactions contemplated by this Agreement.

         3.6 TITLE TO ASSETS. Neurologix has good and marketable title to or a valid leasehold interest in, or licenses to, its properties and assets and all such properties and assets owned by Neurologix are free and clear of all Liens, except for (i) Liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of Neurologix, (ii) Liens granted to CTP and the holders of the Neurologix Note and (iii) as set forth on Section 3.6 of the Neurologix Disclosure Letter. Each lease or agreement to which Neurologix is a party under which it is a lessee of any property, real or personal, is a valid and existing agreement without any default of Neurologix thereunder and, to the best of Neurologix's knowledge, without any default thereunder of any other party thereto. To the best of Neurologix's knowledge, no event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Neurologix under any such lease or agreement or, to the best of Neurologix's knowledge, by any other party thereto.

         3.7      TAXES. As of the date of this Agreement:

                  3.7.1 all Tax Returns required to be filed by or with respect to Neurologix have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect to thereto) are true, complete and correct in all material respects;

                  3.7.2 Neurologix has paid all Taxes owed by it (whether or not shown on any Tax Return), and has made adequate provision for any Taxes that are not yet due and payable, for all taxable periods, or portions thereof, ending on or before the date hereof;

                  3.7.3 Neurologix has given or otherwise made available to CTP true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired;

                  3.7.4 there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from Neurologix for any taxable period and no request for any such waiver or extension is currently pending;

                  3.7.5 to the knowledge of Neurologix, no audit or other proceeding by any Governmental Entity is pending or threatened with respect to any Taxes due from or with respect to Neurologix, no Governmental Entity has given notice of any intention to assert any deficiency or claim for additional Taxes against Neurologix, and no claim has been made by any Governmental Entity in a jurisdiction where Neurologix does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and all deficiencies for Taxes asserted or assessed against Neurologix have been fully and timely paid, settled or properly reflected in the most recent audited financial statements;

                  3.7.6 there are no Liens for Taxes upon the assets or properties of Neurologix, except for statutory Liens for current Taxes not yet due;

                  3.7.7 Neurologix has not taken any reporting position on a Tax Return, which reporting position (i) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or foreign Tax law), and (ii) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or foreign Tax law);

                  3.7.8 Neurologix has withheld (or will withhold) from its employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Governmental Entity proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable laws and have each complied in all material respects with all Tax information reporting provisions of all applicable laws;

                  3.7.9 Neurologix has not constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition.

                  3.7.10 Neurologix has not agreed, and is not required to make, any adjustment under Section 481(a) of the Code, and to the knowledge of Neurologix, no Governmental Entity has proposed any such adjustment or change in accounting method;

                  3.7.11 any adjustment of Taxes of Neurologix made by the Internal Revenue Service (the "IRS"), which adjustment is required to be reported to the appropriate state, local, or foreign governmental authorities, has been so reported;

                  3.7.12 Neurologix has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law, and Neurologix is not subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity;

                  3.7.13 there is no contract, agreement, plan, or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by CTP, Subcorp, or Neurologix by reason of Section 280G of the Code;

                  3.7.14 Neurologix is not a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code;

                  3.7.15 Neurologix has not entered into a transaction that is being accounted for under the installment method of Section 453 of the Code or similar provision of state, local or foreign law;

                  3.7.16 Neurologix has not filed a consent under Section 341(f) of the Code;

                  3.7.17 Neurologix is not a party to any lease arrangement involving a defeasance of rent, interest or principal;

                  3.7.18 Neurologix is not a direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect (including an indemnity from a seller or lessee of property, or other insurance) with respect to any transaction or Tax opinion relating to Neurologix;

                  3.7.19 Neurologix does not owe any "corporate acquisition indebtedness" within the meaning of Section 279 of the Code;

                  3.7.20 Neurologix has never been (i) a "passive foreign investment company," (ii) a "foreign personal holding company," (iii) a "foreign sales corporation," (iv) a "foreign investment company," or
         (v) a person other than a United States person, each within the meaning of the Code;

                  3.7.21 Neurologix is not a "personal holding company" within the meaning of Section 542 of the Code;

                  3.7.22 Neurologix has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017 or 4977 of the Code or any other material Tax election; and

                  3.7.23 Neurologix is not an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

         3.8 INTELLECTUAL PROPERTY. Neurologix owns or possesses licenses or other rights to all patents, patent applications, trademarks, copyrights, know-how, trade secrets and other intellectual property ("INTELLECTUAL PROPERTY") necessary to the conduct of its business as currently conducted by it, free and clear of any Liens (except as set forth on Section 3.8 of the Neurologix Disclosure Letter) and without any Neurologix obligation to any person or entity for royalties, fees or commissions (except pursuant to various licenses, research, development and consulting agreements which have been provided to counsel to CTP). Section 3.8 of the Neurologix Disclosure Letter sets forth a true and complete list of all registrations and issuances of, and applications for, any Intellectual Property owned or purported to be owned by Neurologix, setting forth the serial or registration number and name or title of each item of Intellectual Property. To the best of Neurologix's knowledge, Neurologix's operations do not infringe upon or conflict with the asserted rights of any other person under any Intellectual Property. To the best of Neurologix's knowledge, all such Intellectual Property owned, purported to be owned or licensed by Neurologix, or which Neurologix otherwise uses, reproduces, prepares derivative works based upon, distributes, performs, displays, makes, has made, sells, offers to sell and imports (collectively, "PRACTICES"), is valid and enforceable and has not been challenged in any judicial or administrative proceeding. To the best of Neurologix's knowledge, no claim is pending or threatened against Neurologix to the effect that any such Intellectual Property owned or licensed by Neurologix, or which Neurologix otherwise Practices, is invalid or unenforceable by Neurologix. To the best of Neurologix's knowledge, no Person nor such Person's business or products has infringed, misused, misappropriated or conflicted with such Intellectual Property owned, purported to be owned or licensed by Neurologix, or which Neurologix otherwise Practices or currently is infringing, misusing, misappropriating or conflicting with such Intellectual Property owned, purported to be owned or licensed by Neurologix, or which Neurologix otherwise Practices. To the best of Neurologix's knowledge, Neurologix has made, or is diligently preparing to make, all statutorily required filings in the United States, if any, to record its interests, and taken reasonable actions to protect its rights in such Intellectual Property owned or licensed by Neurologix, or which Neurologix otherwise Practices. Except as set forth on Section 3.8 of the Neurologix Disclosure Letter, Neurologix is: (i) diligently preparing to file patent applications in the United States and all foreign jurisdictions in which Neurologix currently contemplates conducting business for all inventions which Neurologix owns or with respect to which Neurologix has the contractual right to control the filing of a patent application and which Neurologix believes are material to its business within a sufficient time period to avoid statutory disqualification of any such potential application; and (ii) diligently prosecuting all patent applications it has previously filed and which it deems to be material to its business. Except as set forth on Section 3.8 of the Neurologix Disclosure Letter, each present or past employee, officer or consultant who developed any part of any product of Neurologix or any Intellectual Property that is or will be Practiced by Neurologix has executed an invention assignment agreement with Neurologix substantially in the form provided to counsel to CTP. It is not necessary for the business of Neurologix to acquire the rights to Practice any Intellectual Property owned by any present or past director, officer, employee or consultant of Neurologix (or Persons Neurologix presently intends to hire), except for such rights which Neurologix already has acquired. To the knowledge of Neurologix, at no time during the conception or reduction to practice of any of the Intellectual Property that is or currently is intended to be Practiced by Neurologix was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authorities or subject to any employment agreement, invention, assignment, nondisclosure agreement or other contract with any Person (other than institutions to which Neurologix is a party to research or license agreements, copies of which agreements have been delivered to CTP's counsel) that could adversely affect the rights of Neurologix to such Intellectual Property. Neurologix is a joint owner, together with Rockefeller University ("RU") and Thomas Jefferson University ("TJU"), and is an exclusive licensee of RU's and TJU's interest in, the intellectual property contained in United States provisional patent application No. 60/292,604, filed on May 22,2001, titled "Transcriptional Regulation of Target Genes" Klauber & Jackson Docket No. 2573-1-001P, and the related non-provisional patent application No. 10/151,702 (publication no. 20020087264 A1), which bears the same title (collectively, the "MDT IP") subject to an agreement between Neurologix and Medtronic Neurological, dated as of February 28, 2002. The MDT IP (i) is not necessary to the conduct of Neurologix's business as currently conducted or its current product strategy, and (ii) will not be part of Neurologix's Phase I human clinical trials of gene therapy for the treatment of Parkinson's disease.

         3.9 FINANCIAL STATEMENTS. Attached as Section 3.9 of the Neurologix Disclosure Letter are the audited balance sheet of Neurologix as of December 31, 2002, and the related audited statements of income, changes in stockholders' equity and cash flows of Neurologix for the year ended December 31, 2002, each prepared in accordance with GAAP applied on a consistent basis, and the unaudited balance sheet of Neurologix as of June 30, 2003 and the related unaudited statements of income and cash flows for the six months then ended (the "NEUROLOGIX FINANCIAL STATEMENTS"). The Neurologix Financial Statements fairly present (subject, in the case of any unaudited interim statements, to normal, year-end adjustments, none of which will be material) the financial condition of Neurologix and the results of Neurologix's operations and cash flows as at the dates and for the periods to which they apply, as the case may be, and such statements have been prepared in conformity with GAAP.

         3.10 UNDISCLOSED LIABILITIES. Neurologix has no liabilities or obligations of any kind whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than those (i) reflected in the Neurologix Financial Statements including the footnotes thereto, (ii) that arise under the contracts delivered to CTP's counsel or in
Section 3.10 of the Neurologix Disclosures Letter, (iii) incurred in the ordinary course of business since June 30, 2003 and which would not have a Neurologix Material Adverse Effect or (iv) as would not have an impact on Neurologix's unencumbered cash and cash equivalents in excess of (i.e., net of) all liabilities (actual and contingent, accrued and unaccrued) and contractual commitments of Neurologix.

         3.11 ENVIRONMENTAL MATTERS. Neurologix has complied in all material respects with all federal, state or local statutes, ordinances, orders, judgments, rulings or regulations relating to protection of the environment or natural resources or to environmental regulation or control (collectively, "ENVIRONMENTAL LAWS"). Neurologix, to its knowledge, is not the subject of any federal, state, local or foreign investigation, and Neurologix has not received any written notice or claim, or entered into any negotiations or agreements with any person, relating to any material liability or material remedial action under any applicable Environmental Laws. Neither Neurologix nor any of its officers, employees, representatives or agents, nor, to the knowledge of Neurologix, any other person, has utilized, treated, stored, processed, released, manufactured, discharged, spilled or otherwise disposed of any odor, pollutant, contaminant or other substance defined as hazardous or toxic by any Environmental Law, or any waste or by-products thereof, at any real property or any other facility owned or leased by Neurologix, in violation of any applicable statutes, regulations, ordinances or directives of any Governmental Entity or court, except as would not have a Neurologix Material Adverse Effect.

         3.12 MATERIAL CONTRACTS. Except as set forth in Section 3.12 of the Neurologix Disclosure Letter, Neurologix is not a party to or bound by any:

                  3.12.1 employment agreement (other than those that are terminable by Neurologix without cost or penalty upon 60 days' or less notice);

                  3.12.2 operating or capital lease, whether as lessor or lessee, with respect to any real property;

                  3.12.3 contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset;

                  3.12.4 loan or guaranty agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued;

                  3.12.5 mortgage, security agreement, conditional sales contract, capital lease or similar agreement which effectively creates a lien on any assets of Neurologix;

                  3.12.6 contract restricting Neurologix in any material respect from engaging in business or from competing with any other parties;

                  3.12.7 plan of reorganization;

                  3.12.8 partnership, joint venture or similar agreement;

                  3.12.9 collective bargaining agreement;

                  3.12.10 "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC);

                  3.12.11 contract or commitment (whether written or oral) which continues for a period of more than six months from the date hereof or requires payments, in the aggregate, in excess of $50,000;

                  3.12.12 investment banking or other professional service agreement;

                  3.12.13 agreement regarding acquisitions or dispositions of a material portion of Neurologix's assets other than in the ordinary course of Neurologix's business;

                  3.12.14 outstanding loan or loan commitment to any person or any factoring, credit line or subordination agreement; or

                  3.12.15 any power of attorney outstanding or any contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, cosigner, endorser, co-maker, indemnitor in respect of the contract or commitment of any other Person.

All of the foregoing are collectively referred to as "Neurologix Material Contracts." To the extent Neurologix Material Contracts are evidenced by documents, true and complete copies thereof (and summaries of oral Neurologix Material Contracts) have been delivered or made available to CTP. Each Neurologix Material Contract is in full force and effect. Neurologix and, to the best of Neurologix's knowledge, each other party thereto have in all material respects performed all of the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Neurologix Material Contract.

         3.13 INSURANCE. Section 3.13 of the Neurologix Disclosure Letter sets forth a list of all insurance policies which Neurologix currently has in effect, and the status of any unpaid claims thereunder. True and correct copies of such insurance policies have been made available to CTP.

All premiums due and payable under all such policies have been paid, and to Neurologix's knowledge, Neurologix is in compliance in all material respects with the terms and conditions of all such policies.

         3.14 AFFILIATE TRANSACTIONS. Except as set forth on Section 3.14 of the Neurologix Disclosure Letter, there are no other transactions, agreements, arrangements or understandings between Neurologix, on the one hand, and any officer, director, employee, family member of any of the foregoing, or any Affiliate (including, without limitation, Palisade Capital Management LLC and its Affiliates) of Neurologix or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

         3.15 EMPLOYEE BENEFIT PLANS. Except as set forth in Section 3.15 of the Neurologix Disclosure Letter, neither Neurologix nor any of its Affiliates maintains, sponsors or otherwise has any obligation or liability with respect to any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other plan, policy, contract or arrangement (whether written or oral), including any plan, policy, contract or arrangement providing bonuses, stock options, stock purchase rights, deferred compensation, health or welfare benefits, vacation or sick benefits, or any other employee fringe benefits (each an "Employee Benefit Plan"), and there exists no circumstances, whether known or unknown, contingent or otherwise, under which Neurologix could have any material liability, whether direct or indirect, with respect to any Employee Benefit Plan that Neurologix or any of its Affiliates maintained, sponsored or otherwise had any obligation or liability with respect to prior to the Closing Date. No suit is currently pending, or to Neurologix's knowledge is being threatened, by any former employee alleging wrongful termination, breach of an employment agreement, discrimination or any other payments from Neurologix.

         3.16     FUNDED DEBT.

                  3.16.1 Except as set forth in (i) the balance sheet of Neurologix as of December 31, 2002 and the footnotes thereto included in the Neurologix Financial Statements, (ii) the balance sheet of Neurologix as of June 30, 2003 and the footnotes thereto included in the Neurologix Financial Statements, or (iii) Section 3.16 of the Neurologix Disclosure Letter, Neurologix does not have any term or funded debt, debt to banks or debt to Affiliates. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by Neurologix which has not been cured or waived under any agreement or other instrument relating to any funded debt, bank loan or debt to Affiliates.

                  3.16.2 Except as set forth in Section 3.16 of the Neurologix Disclosure Letter, Neurologix is not a guarantor of the obligations of any Person.

                  3.16.3 There are no accrued or declared dividends on any shares of any of Neurologix's capital stock that have not been paid.

         3.17 OTHER BUSINESS NAMES. Section 3.17 of the Neurologix Disclosure Letter sets forth each business name or registered trade name currently used by Neurologix in connection with its business, and each jurisdiction, if any in which such name is registered.

         3.18 REQUIRED ACTIONS. Pursuant to the Voting Agreement, a majority of the holders of each class of the capital stock of Neurologix has committed to take all action in accordance with the federal securities laws, the DGCL, its certificate of incorporation and its by-laws necessary to obtain the consent and approval of its Stockholders to the Merger, this Agreement and the transactions contemplated hereby. Neurologix's board is recommending to its Stockholders approval of the Merger and the transactions contemplated by this Agreement and declaring its advisability.

         3.19 FDA APPROVAL. (i) Neurologix has no knowledge that any Governmental Entity, including, but not limited to, the United States Food and Drug Administration (the "FDA"), will ultimately prohibit the marketing, sale, license or use in the United States or any other jurisdiction in which Neurologix expects to exploit its Intellectual Property of any product proposed to be developed, produced or marketed by Neurologix, or with third parties (each, a "PRODUCT"), (ii) no Product is on clinical hold and Neurologix does not have any reason to expect that any Product is reasonably likely to be placed on clinical hold, (iii) Neurologix has made available to CTP all submissions to the FDA and the FDA responses (and other material correspondence received from or submitted to the FDA), including, but not limited to, all FDA warning letters, regulatory letters and notice of adverse finding letters and the relevant responses, received by Neurologix or any agent thereof relative to the development of its Products, (iv) to the knowledge of Neurologix, the FDA has not prohibited any product or production process from being marketed or used in the United States which product or process is substantially similar to any Product in composition, (v) neither Neurologix nor, to the knowledge of Neurologix, the employees, consultants, contractors, and sub-contractors of Neurologix, has ever been sanctioned, formally or otherwise, by the FDA, and
(vi) there has not been any suspensions or debarments by the FDA or other federal departments and state regulatory bodies against Neurologix, or, to the knowledge of Neurologix, any current or former employee, consultant, contractor or subcontractor of Neurologix. Neither Neurologix, nor to its knowledge any officer, employee or agent of Neurologix, has knowingly made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Entity.

         3.20     NO MATERIAL ADVERSE CHANGE. Except as set forth on Section
3.20 of the Neurologix Disclosure Letter, since December 31, 2002, Neurologix has conducted its business in the ordinary course consistent with past practice, and there has not been any material adverse change in the business, financial condition, prospects, assets or operations of Neurologix.

         3.21 BROKERAGE. No broker or finder has rendered services to Neurologix or, to the best of Neurologix's knowledge, to any Stockholder in connection with this Agreement or the transactions contemplated hereby, other than Palisade Capital Securities, L.L.C. Neurologix has agreed to pay Palisade Capital Securities, L.L.C. an aggregate of $200,000 at the Effective Time for such services. Other than as set forth in this Section 3.21, there is no agreement executed by Neurologix which will obligate Neurologix or any of its successors or Affiliates to pay any brokerage or finder's fee in the future with respect to any type of commercial, corporate, financial, acquisition, banking, borrowing or other business transaction.

         3.22     FULL DISCLOSURE. No representation or warranty made in this
Article III, and no certification furnished or to be furnished by Neurologix pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF CTP AND SUBCORP

         CTP and Subcorp represent and warrant to Neurologix as follows:

         4.1 ORGANIZATION AND QUALIFICATION. Each of CTP and Subcorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as now conducted. Each of CTP and Subcorp is duly qualified or licensed to transact business as a foreign corporation, and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a CTP Material Adverse Effect. CTP has no Subsidiaries (other than Subcorp and Iguana Studios, Inc., a Delaware corporation which is inactive). CTP has no interests in any other Person other than inactive subsidiaries with no material assets or liabilities. Subcorp was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT; ENFORCEABILITY. The execution, delivery and performance of this Agreement are within the corporate power and authority of CTP and Subcorp and have been duly and validly authorized by all requisite corporate action on the part of CTP and Subcorp. This Agreement has been duly executed and delivered by CTP and Subcorp and is a legal, valid and binding obligation of CTP and Subcorp, enforceable against CTP and Subcorp in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement on behalf of CTP and Subcorp have been duly authorized to do so.

         4.3 CONFLICTS; CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by CTP and Subcorp nor the consummation of the transactions contemplated hereby will: (a) conflict with, or result in a breach of any provision of, CTP or Subcorp's certificate of incorporation or by-laws;
(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of CTP or Subcorp under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which CTP or Subcorp is a party or by which CTP or Subcorp is bound; (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CTP or Subcorp or their respective properties or assets; or (d) require any action or consent or approval of, or review by, or registration or filing by CTP or Subcorp or any of their respective Affiliates with, any third party or any Governmental Entity, other than the filing of the Certificate of Merger and registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

         4.4 CAPITALIZATION. As of the date hereof, the authorized capital stock of CTP consists solely of: (a) 500,000,000 shares of CTP Common Stock, and
(b) 5,000,000 shares of CTP preferred stock, of which 500,000 of such shares have been designated as CTP Series A Preferred Stock and 4,000,000 of such shares have been designated as CTP Series B Preferred Stock. As of the date hereof, there are 182,003,920 shares of CTP Common Stock issued and outstanding, 645 shares of CTP Series A Preferred Stock issued and outstanding, which are convertible into 645 shares of CTP Common Stock, and no shares of CTP Series B Preferred Stock issued and outstanding. There are no options, warrants or other securities, rights or agreements outstanding that entitle any person to acquire (either currently or upon the passage of time or the occurrence of any condition or event) any shares of CTP Common Stock or any other security convertible into or exchangeable or exercisable for CTP Common Stock, except for such stock options to purchase shares of CTP Common Stock granted by CTP to current or former directors, officers, employees, consultants or representatives of CTP or to other persons with relationships to CTP (each, a "CTP EXISTING OPTION") as are set forth in the CTP Disclosure Letter. Each outstanding share of CTP Common Stock is, and all shares of CTP Common Stock to be issued in connection with the transactions contemplated hereby will be, duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and each outstanding share of CTP Common Stock has not been, and all shares of CTP Common Stock to be issued in connection with the transactions contemplated hereby will not be, issued in violation of any preemptive or similar rights. As of the date hereof, except as set forth on
Section 4.4 of the CTP Disclosure Letter, CTP did not have, and was not bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of CTP Common Stock or any other equity securities of CTP or any securities representing the right to purchase or otherwise receive any shares of CTP Common Stock. Section 4.4 of the CTP Disclosure Letter sets forth with respect to each CTP Existing Option (i) the name of the holder thereof, (ii) its exercise price,
(iii) its expiration date, and (iv) its vesting schedule.

         4.5 CTP SEC DOCUMENTS AND OTHER PUBLIC DISCLOSURES. CTP has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2000 under the Exchange Act (such documents, as supplemented and amended since the time of filing, collectively, the "SEC DOCUMENTS"). The SEC Documents, including any financial statements or schedules included therein, after giving effect to any amendment or restatement thereof (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act. CTP has previously provided to Neurologix's counsel true and complete copies of the SEC Documents filed since June 30, 2002. The audited consolidated financial statements and unaudited consolidated interim financial statements of CTP and its consolidated Subsidiaries included or incorporated by reference in the SEC Documents at the time (a) filed complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and
(c) fairly present (subject, in the case of unaudited interim statements, to normal, year-end adjustments) the consolidated financial position of CTP and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP.

         4.6 NO MATERIAL ADVERSE CHANGE. Except (i) as set forth in the SEC Documents at least five Business Days prior to the date of this Agreement or on
Section 4.6 of the CTP Disclosure Letter, and (ii) for the disposition and/or termination of the business and operations of CTP and its Subsidiaries, since December 31, 2002, there has not been any material adverse change in the business, financial condition, prospects, assets or operations of CTP.

         4.7 NO LITIGATION; COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the SEC Documents at least five Business Days prior to the date of this Agreement or on Section 4.7 of the CTP Disclosure Letter, there is no (i) action, suit, claim, proceeding, demand, arbitration, hearing, complaint, examination or investigation pending or, to the best of the CTP's knowledge, threatened against or affecting CTP, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any other Governmental Entity (including, without limitation, any action, suit, claim, proceeding, demand, arbitration, hearing complaint, examination or investigation against any director, officer or employee of CTP or other person for whom CTP may be liable), (ii) arbitration proceeding relating to CTP pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of CTP's knowledge, threatened against or affecting CTP (including without limitation any inquiry as to the qualification of CTP to hold or receive any license or permit), except as would not have, either individually or in the aggregate, a CTP Material Adverse Effect. CTP has complied with all material laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services. CTP had all necessary permits, licenses and other authorizations required to conduct its business as conducted in the past, except such permits, licenses, grants, consents, approvals and other authorizations that, if not obtained, would have, either individually or in the aggregate, a CTP Material Adverse Effect.

         4.8      TAX RETURNS. As of the date of this Agreement:

                  4.8.1 all Tax Returns required to be filed by or with respect to CTP have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect to thereto) are true, complete and correct in all material respects;

                  4.8.2 CTP has fully and timely paid all Taxes owed by them (whether or not shown on any Tax Return), and have made adequate provision for any Taxes that are not yet due and payable, for all taxable periods, or portions thereof, ending on or before the date hereof;

                  4.8.3 CTP has given or otherwise made available to Neurologix true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired;

                  4.8.4 there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from CTP or Subcorp for any taxable period and no request for any such waiver or extension is currently pending;

                  4.8.5 no audit or other proceeding by any Governmental Entity is pending or, to the knowledge of CTP or Subcorp, threatened with respect to any Taxes due from or with respect to CTP or Subcorp, no Governmental Entity has given notice of any intention to assert any deficiency or claim for additional Taxes against CTP or Subcorp, and no claim has been made by any Governmental Entity in a jurisdiction where CTP or Subcorp do not file Tax Returns that CTP or Subcorp is or may be subject to taxation by that jurisdiction, and all deficiencies for Taxes asserted or assessed against CTP or Subcorp have been fully and timely paid, settled or properly reflected in the most recent audited financial statements;

                  4.8.6 there are no Liens for Taxes upon the assets or properties of CTP or Subcorp, except for statutory Liens for current Taxes not yet due;

                  4.8.7 CTP has not taken any reporting position on a Tax Return, which reporting position (i) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or foreign Tax law), and (ii) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or foreign Tax law);

                  4.8.8 CTP has withheld (or will withhold) from its employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Governmental Entity proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable laws and have each complied in all material respects with all Tax information reporting provisions of all applicable laws;

                  4.8.9 CTP has not constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition.

                  4.8.10 CTP has not agreed, and is required to make, any adjustment under Section 481(a) of the Code, and to the knowledge of CTP and Subcorp, no Governmental Entity has proposed any such adjustment or change in accounting method;

                  4.8.11 any adjustment of Taxes of CTP or Subcorp made by the IRS, which adjustment is required to be reported to the appropriate state, local, or foreign governmental authorities, has been so reported;

                  4.8.12 neither CTP nor Subcorp has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law, and neither CTP nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity;

                  4.8.13 there is no contract, agreement, plan, or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by CTP, Subcorp, or Neurologix by reason of Section 280G of the Code;

                  4.8.14 none of CTP and Subcorp is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code;

                  4.8.15 neither CTP nor Subcorp has entered into a transaction that is being accounted for under the installment method of Section 453 of the Code or similar provision of state, local or foreign law;

                  4.8.16 CTP has not filed a consent under Section 341(f) of the Code;

                  4.8.17 CTP is not a party to any lease arrangement involving a defeasance of rent, interest or principal;

                  4.8.18 CTP is not a direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect (including an indemnity from a seller or lessee of property, or other insurance) with respect to any transaction or Tax opinion relating to CTP and Subcorp;

                  4.8.19 CTP does not owe any "corporate acquisition indebtedness" within the meaning of Section 279 of the Code;

                  4.8.20 CTP has never been (i) a "passive foreign investment company," (ii) a "foreign personal holding company," (iii) a "foreign sales corporation," (iv) a "foreign investment company," or (v) a person other than a United States person, each within the meaning of the Code;

                  4.8.21 CTP is not a "personal holding company" within the meaning of Section 542 of the Code; and

                  4.8.22 CTP has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017 or 4977 of the Code or any other material Tax election.

         4.9 TITLE TO ASSETS. CTP and its Subsidiaries have good and marketable title to or a valid leasehold interest in their respective properties and assets and all such properties and assets owned by them are free and clear of all Liens, except (i) for Liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of CTP, and (ii) as set forth on
Section 4.9 of the CTP Disclosure Letter. Each lease or agreement to which CTP or any of its Subsidiaries is a party under which it is a lessee of any property, real or personal, is a valid and existing agreement without any default of CTP or any such Subsidiaries thereunder and, to the best of CTP's knowledge, without any default thereunder of any other party thereto. To the best of CTP's knowledge, no event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by CTP or any of its Subsidiaries under any such lease or agreement or, to the best of CTP's knowledge, by any other party thereto.

         4.10 NO DEFAULT. CTP, and to the best of CTP's knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which CTP is a party.

         4.11 INTELLECTUAL PROPERTY. To the best of CTP's knowledge, no claim is pending or overtly threatened to the effect that the prior or current operations of CTP infringe or infringed upon or conflict or conflicted with the asserted rights of any other person under any patents, patent applications, trademarks, copyrights, know-how, trade secrets and other intellectual property.

         4.12 NO CURRENT OPERATIONS. Except as set forth on Section 4.12 of the CTP Disclosure Letter, CTP and its Subsidiaries have no current business operations. Except as set forth in Section 4.12 of the CTP Disclosure Letter or the SEC Documents, CTP and its Subsidiaries have (i) disposed (whether by sale, liquidation or otherwise) of all of their active business operations on or prior to June 30, 2003 and (ii) neither CTP nor its Subsidiaries have any liabilities or obligations to the acquirors of such business operations, nor did the terms of disposition require them to retain any liabilities of such disposed business operations.

         4.13     UNDISCLOSED LIABILITIES.

                  4.13.1 As of the date hereof, neither CTP nor any of its Subsidiaries has any liabilities or obligations of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than those (i) reflected in the most recent balance sheet, including the footnotes thereto (the "Recent Balance Sheet"), included in CTP's consolidated financial statements (the "CTP Financial Statements") contained in the SEC Documents, (ii) contractual liabilities or liabilities related to litigation or other claims or contingent liabilities estimated on the Worksheet, (iii) incurred in the course of disposing of and winding down the Company's existing business since June 30, 2003 and estimated through Closing on the Worksheet or (iv) as would not change CTP's Net Cash Assets or the number of shares of CTP Common Stock outstanding.

                  4.13.2 As of the Closing Date, neither CTP nor any of its Subsidiaries has any liabilities or obligations of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than those (i) reflected in the most Recent Balance Sheet included in CTP's Financial Statements contained in the SEC Documents, (ii) contractual liabilities or liabilities related to litigation or other claims or contingent liabilities estimated on the Updated Worksheet, (iii) incurred in the course of disposing of and winding down the Company's existing business since June 30, 2003 and estimated through Closing on the Updated Worksheet or (iv) as would not change CTP's Net Cash Assets or the number of shares of CTP Common Stock outstanding.

         4.14     FUNDED DEBT.

                  4.14.1 Except as set forth in (i) the consolidated balance sheet of CTP and its consolidated Subsidiaries as of December 31, 2002 and the footnotes thereto set forth in CTP's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (ii) the consolidated balance sheet of CTP and its consolidated Subsidiaries as of June 30, 2003 and the footnotes thereto set forth in CTP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, or (iii) Section 4.14 of the CTP Disclosure Letter, none of CTP nor Subcorp has any term or funded debt, debt to banks or debt to Affiliates. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by CTP which has not been cured or waived under any agreement or other instrument relating to any funded debt, bank loan or debt to Affiliates.

                  4.14.2 Except as set forth in Section 4.14 of the CTP Disclosure Letter, neither CTP nor Subcorp is a guarantor of the obligations of any Person.

                  4.14.3 There are no accrued or declared dividends on any shares of any of CTP's capital stock that have not been paid.

         4.15 OTHER BUSINESS NAMES. Neither CTP nor any of its Subsidiaries currently uses a business name or registered trade name.

         4.16 ENVIRONMENTAL MATTERS. CTP has complied in all material respects with all Environmental Laws. Neither CTP nor Subcorp is, to CTP's knowledge, the subject of any federal, state, local or foreign investigation, and neither CTP nor Subcorp has received any written notice or claim, or entered into any negotiations or agreements with any person, relating to any material liability or material remedial action under any applicable Environmental Laws. Neither CTP nor Subcorp, nor any of their respective officers, employees, representatives or agents, nor, to the knowledge of CTP, any other person, has utilized, treated, stored, processed, released, manufactured, discharged, spilled or otherwise disposed of any odor, pollutant, contaminant or other substance defined as hazardous or toxic by any Environmental Law, or any waste or by-products thereof, at any real property or any other facility owned or leased by CTP or Subcorp, in violation of any applicable statutes, regulations, ordinances or directives of any Governmental Entity or court, except as would not have a CTP Material Adverse Effect.

         4.17 MATERIAL CONTRACTS. Except as set forth in the list of material contracts in Part II, Section 6 of CTP's most recent Form 10-Q or
Section 4.17 of the CTP Disclosure Letter, neither CTP nor its Subsidiaries is a party to or bound by any:

         4.17.1 employment agreement (other than those that are terminable by CTP or any Subsidiary without cost or penalty upon 60 days' or less notice);

         4.17.2 operating or capital lease, whether as lessor or lessee, with respect to any real property;

         4.17.3 contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset;

         4.17.4 loan or guaranty agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued;

         4.17.5 mortgage, security agreement, conditional sales contract, capital lease or similar agreement which effectively creates a lien on any assets of CTP or its Subsidiaries;

         4.17.6 contract restricting CTP or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

         4.17.7 plan of reorganization;

         4.17.8 partnership, joint venture or similar agreement;

         4.17.9 collective bargaining agreement;

         4.17.10 "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC);

         4.17.11 contract or commitment (whether written or oral) which continues for a period of more than six months from the date hereof or requires payments, in the aggregate, in excess of $50,000;

         4.17.12 investment banking or other professional service agreement;

         4.17.13 agreement regarding acquisitions or dispositions of a material portion of CTP's assets other than in the ordinary course of CTP's business;

         4.17.14 outstanding loan or loan commitment to any person or any factoring, credit line or subordination agreement; or

         4.17.15 any power of attorney outstanding or any contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, cosigner, endorser, co-maker, indemnitor in respect of the contract or commitment of any other Person.

         All of the foregoing are collectively referred to as the "CTP Material Contracts." To the extent CTP Material Contracts are evidenced by documents, true and complete copies thereof (and summaries of oral CTP Material Contracts) have been delivered or made available to Neurologix. Each Material Contract is in full force and effect. CTP and, to the best of CTP's knowledge, each other party thereto have in all material respects performed all of the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any CTP Material Contract.

         4.18 EMPLOYEE BENEFIT PLANS. Except as set forth in Section 4.18 of the CTP Disclosure Letter, neither CTP nor any of its Affiliates maintains, sponsors or otherwise has any obligation or liability with respect to any Employee Benefit Plan, and there exists no circumstances, whether known or unknown, contingent or otherwise, under which CTP could have any material liability, whether direct or indirect, with respect to any Employee Benefit Plan that CTP or any of its Affiliates maintained, sponsored or otherwise had any obligation or liability with respect to prior to the Closing Date. No suit is currently pending, or to CTP's knowledge is being threatened, by any former employee alleging wrongful termination, breach of an employment agreement, discrimination or any other payments from CTP.

         4.19 INSURANCE. Section 4.19 of the CTP Disclosure Letter sets forth a list of all insurance policies which CTP and Subcorp currently have in effect, and the status of any unpaid claims thereunder. True and correct copies of such insurance policies have been made available to Neurologix. All premiums due and payable under all such policies have been paid, and to CTP's knowledge, CTP and Subcorp are in compliance in all material respects with the terms and conditions of all such policies.

         4.20 CTP'S NET CASH ASSETS. CTP's Net Cash Assets (assuming for purposes of such calculation that the Closing Date is the date hereof and that the estimates of pending litigations and other claims and contingent liabilities and costs to wind down CTP's business set forth on the Worksheet are reasonable) are as reflected on the Worksheet.

         4.21 BROKERAGE. No broker or finder has rendered services to CTP or Subcorp or, to the best of CTP's knowledge, to any stockholder of CTP in connection with this Agreement or the transactions contemplated hereby. There is no agreement executed by CTP or Subcorp which will obligate CTP or Subcorp or any of its successors or Affiliates to pay any brokerage or finder's fee in the future with respect to any type of commercial, corporate, financial, acquisition, banking, borrowing or other business transaction.

         4.22 FULL DISCLOSURE. When taken together with the SEC Documents, no representation or warranty made in this Article IV, and no certification furnished or to be furnished by CTP or Subcorp pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.23 FORMER CEO SEVERANCE. In exchange for obtaining a release from William B. Avery, the former chief executive officer of CTP (the "Former CEO"), of any and all other claims he may have against CTP or its affiliates, CTP shall not have paid the Former CEO any consideration other than as previously paid or provided for on the Worksheet.

         4.24     AFFILIATE TRANSACTIONS. Except as set forth in Section 6 of
Part II of CTP's most recent Form 10-Q or on Section 4.24 of the CTP Disclosure Letter, there are no other transactions, agreements, arrangements or understandings between CTP, on the one hand, and any officer, director, employee, family member of any of the foregoing, or any Affiliate of CTP or other persons, on the other hand, that would be required to be disclosed under
Item 404 of Regulation S-K under the Securities Act of 1933, as amended.


                                   ARTICLE V
                            COVENANTS OF THE PARTIES

         5.1 DISCLOSURE LETTERS; ACCESS AND INFORMATION. (a) On or prior to the date hereof, CTP has delivered to Neurologix and Neurologix has delivered to CTP a letter (respectively, the "CTP Disclosure Letter" and the "Neurologix Disclosure Letter" and, collectively, the "Disclosure Letters") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more of its covenants contained herein; provided that the mere inclusion of an item in the Disclosure Letters as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a CTP Material Adverse Effect or Neurologix Material Adverse Effect, as applicable.

         (b) Prior to the Closing, Neurologix shall be entitled to make or cause to be made such reasonable investigation of CTP or Subcorp, and the financial and legal condition thereof, as Neurologix reasonably deems necessary or advisable, and CTP and Subcorp shall cooperate with any such investigation. Prior to the Closing, CTP shall be entitled to make or cause to be made such reasonable investigation of Neurologix, and the financial and legal condition thereof, as CTP reasonably deems necessary or advisable, and Neurologix shall cooperate with any such investigation. In furtherance of the foregoing, but not in limitation thereof, each of the Parties shall (a) permit the other Parties and their respective agents and representatives to have reasonable access to its premises, operating systems, computer systems (hardware and software), computer equipment and books and records upon reasonable notice during regular business hours, and (b) use all reasonable commercial efforts to cause its accountants to furnish to such Party and its accountants access to all work papers relating to any of the periods covered by the Neurologix Financial Statements, with respect to Neurologix, or to the financial statements contained in the SEC Documents, with respect to CTP and its Subsidiaries, subject to the execution by the Party seeking such disclosure of such reasonable and customary documentation as such accountants shall request to be executed.

         (c) Neither Neurologix nor its representatives shall use any information provided to it in confidence by CTP or Subcorp for any purpose unrelated to this Agreement. None of CTP, Subcorp, nor their respective representatives, shall use any information provided to any of them in confidence by Neurologix for any purpose unrelated to this Agreement. Except with respect to publicly available documents, in the event that this Agreement is terminated,
(a) CTP and Subcorp will deliver to Neurologix all documents obtained by them from Neurologix in confidence or otherwise and any copies thereof in the possession of CTP, Subcorp, or their respective agents and representatives or, at the option of Neurologix, CTP and Subcorp shall cause all of such documents and all of such copies to be destroyed and shall certify the destruction thereof to Neurologix and (b) Neurologix will deliver to CTP all documents obtained by it from CTP or Subcorp in confidence or otherwise and any copies thereof in the possession of Neurologix or its agents and representatives or, at the option of CTP, Neurologix shall cause all of such documents and all of such copies to be destroyed and shall certify the destruction thereof to CTP.

         (d) Notwithstanding anything herein to the contrary, any Party to this Agreement (and each employee, representative, or other agent of any Party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure; PROVIDED that this sentence shall not permit any Person to disclose the name of, or other information that would identify, any Party to such transactions or to disclose confidential commercial information regarding such transactions; PROVIDED FURTHER that this sentence shall not be effective with respect to any Person until the earliest of the date of a public announcement (if any) of discussions relating to any such transaction involving such Person, the date of a public announcement (if any) of any such transaction involving such Person or the date of the execution of a definitive agreement to enter into any such transaction involving such Person, it being understood that there are no limits at any time on the ability of any Party to consult its own independent tax advisor regarding the tax treatment or tax structure of the transaction.

         5.2 AFFIRMATIVE COVENANTS. Prior to the Closing, except as otherwise expressly provided herein, the Parties shall (and shall cause each of its Subsidiaries to):

                  5.2.1 use reasonable commercial efforts to keep in full force and effect its corporate existence and all material rights, franchises, intellectual property rights and goodwill relating or pertaining to its businesses;

                  5.2.2 conduct its operations only in the ordinary course of business consistent with past practice (except in connection with the disposition and/or termination of the business and operations of CTP and its Subsidiaries);

                  5.2.3 maintain its books, accounts and records in accordance with past practice;

         5.2.4    TAX MATTERS

                       5.2.4.1 prepare, in the ordinary course of business and consistent with past practice (except as otherwise required by law), and timely file all Tax Returns required to be filed by it (or them) on or before the Closing Date ("POST SIGNING RETURNS");

                       5.2.4.2 fully and timely pay all Taxes due and payable in respect of such Post Signing Returns that are so filed;

                       5.2.4.3 properly reserve (and reflect such reserve in its books and records and financial statements), in accordance with past practice and in the ordinary course of business, for all Taxes payable by it (or them) for which no Post Signing Return is due prior to the Closing Date;

                       5.2.4.4 consult with one another with respect to all material Post-Signing Returns and deliver drafts of such Post-Signing Returns to one another no later than ten (10) business days prior to the date (including extensions) on which such Post-Signing Returns are required to be filed;

                       5.2.4.5 promptly notify one another of any material federal, state, local or foreign income or franchise and any other suit, claim, action, investigation, proceeding or audit (collectively, "ACTIONS") pending against or with respect to it (or them) in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without the consent of the other Parties;

                       5.2.4.6 not make or revoke any Tax election or adopt or change a tax accounting method without consent of the other Parties;

                  5.2.5 use reasonable commercial efforts to obtain all authorizations, consents, waivers, approvals or other actions and to make all filings and applications necessary or desirable to consummate the transactions contemplated hereby and to cause the conditions to Neurologix's obligation to close to be satisfied and to cause the conditions to CTP's obligation to close to be satisfied; and

                  5.2.6 promptly notify the other Parties in writing if, prior to the consummation of the Closing, to its knowledge (a) any of the representations and warranties made by it herein cease to be accurate and complete in all material respects (except for any representation and warranty which is qualified hereunder as to materiality, as to which such notification shall be given if the Party obtains knowledge that such representation and warranty is inaccurate in any respect) or
         (b) it fails to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
         Section 5.2.6 shall not limit or otherwise affect the remedies available hereunder.

         5.3 NEGATIVE COVENANTS. Prior to the Closing, except as otherwise expressly provided herein, the Parties shall not (and shall cause each of its Subsidiaries to not):

                  5.3.1 change any method or principle of accounting in a manner that is inconsistent with past practice (except for any change required by the SEC or GAAP);

                  5.3.2 take any action that would likely result in the representations and warranties set forth herein (other than representations made as of a particular date) becoming false or inaccurate in any material respect (or, as to representations and warranties, which, by their terms, are qualified as to materiality, becoming false or inaccurate in any respect);

                  5.3.3 take or omit to be taken any action, or permit any of its Affiliates to take or to omit to take any action, which would reasonably be expected to result in a CTP Material Adverse Effect or Neurologix Material Adverse Effect, as applicable;

                  5.3.4 consummate the acquisition of any entity (by merger, combination, purchase of the equity of such entity or purchase of all or substantially all of the assets of such entity);

                  5.3.5 enter into any contract or transaction outside the ordinary course of business consistent with past practice;

                  5.3.6 (i) issue any security (including any option or warrant) to any Person, including, without limitation, convertible securities, or incur any indebtedness to any Person, other than upon stock option exercises, the conversion of Neurologix Series A Preferred, Neurologix Series B Preferred and the Neurologix Note as described in Section 2.6 of this Agreement, or (ii) enter into any contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock, except in the case of either of the foregoing clauses (i) and (ii), the issuance and sale for cash of not more than $1 million (net of expenses) of additional equity securities by Neurologix

                  5.3.7 other than the adoption of the Amendments by CTP's board of directors and the approval of the amendments by CTP's shareholders, effect any change to its certificate of incorporation or by-laws; or

                  5.3.8 agree or commit to take any action precluded by this
         Section 5.3.

                  5.3.9 make, declare or pay any dividend or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock;

                  5.3.10 except for increases in salary, wages and benefits of officers or employees consistent with past practice, in conjunction with new hires, promotions or other bona fide changes in job status or pursuant to existing collective bargaining agreements, (i) increase the compensation or benefits payable or to become payable to its directors, officers or employees, (ii) pay any compensation or benefits not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies or as part of the disposition and/or termination of the business and operations of CTP and its Subsidiaries), or enter into any employment or severance agreement with, any director, officer or other employee or (iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable law;

                  5.3.11 incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), other than in the ordinary course of business consistent with past practice under existing lines of credit;

                  5.3.12 assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person;

                  5.3.13 make any loans, advances or capital contributions to, or investments in, any other Person except in the ordinary course of business consistent with past practice or in accordance with the terms of this Agreement;

                  5.3.14 make any loans to its directors, officers or shareholders;

                  5.3.15 waive, release, assign, settle or compromise any material rights, claims or litigation except in connection with the disposition and/or termination of the business and operations of CTP and its Subsidiaries;

                  5.3.16 pay, discharge or satisfy any material liabilities, other than in the ordinary course of business consistent with past practice except in connection with the disposition and/or termination of the business and operations of CTP and its Subsidiaries; or

                  5.3.17 propose, authorize, agree or commit to take any action precluded by this Section 5.3.

         5.4 CLOSING DOCUMENTS. Neurologix shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to CTP the documents or instruments described in Section 6.2. CTP and Subcorp shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to Neurologix the documents or instruments described in Section 6.3.

         5.5      FURTHER ACTIONS. Subject, in the case of CTP, to Section
5.12.1.2 below, each of the Parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable under the circumstances (after taking into effect all such factors as shall reasonably effect timing hereunder), the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or non-actions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and the making of all other necessary registrations and filings, (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a CTP Material Adverse Effect or a Neurologix Material Adverse Effect from occurring prior to or after the Effective Time, (C) the taking of all action necessary to ensure that the Merger constitutes a reorganization within the meaning of
Section 368(a) of the Code, and (D) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. If any "control share acquisition", "business combination", voting restriction or other form of takeover statute or regulation (collectively, "BUSINESS COMBINATION RESTRAINT(S)") is or shall become applicable to the transactions contemplated hereby or any shares of CTP Common Stock to be issued pursuant to the Merger, each of the Parties, and its board of directors, shall grant such approvals and take all such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practical on the terms contemplated hereby and otherwise act to eliminate the effects of such Business Combination Restraints on the transactions contemplated hereby, including without limitation taking all action to ensure that the restrictions of Section 203 of the DGCL will not apply to or affect Palisade Capital Management, LLC and its Affiliates or any other shareholder of Neurologix if it is deemed an "interested stockholder" under
Section 203 of the DGCL. CTP represents that it has taken any such actions which were required prior to the execution of this Agreement.

         5.6 PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable law, no Party shall make any press release or other public announcement regarding the Merger or this Agreement without the prior written consent of the other Parties hereto.

         5.7 STOCKHOLDERS' MEETING. CTP shall take, as promptly as practicable, all action in accordance with the federal securities laws, the DGCL, its certificate of incorporation and its by-laws necessary to obtain the consent and approval of its stockholders to the Merger, this Agreement and the transactions contemplated hereby, including its board's recommending to its stockholders approval of the Merger and the transactions contemplated by this Agreement, the Amendments and the election of CTP's directors as contemplated herein.

         5.8      PREPARATION OF THE REGISTRATION STATEMENT.

                  5.8.1 CTP shall, as soon as is reasonably practicable, prepare a prospectus/proxy statement (the "PROSPECTUS/PROXY STATEMENT") to be included in a registration statement on Form S-4 as promulgated by the SEC (the "REGISTRATION STATEMENT"). Once both Parties consent to the filing of the Registration Statement with the SEC (which consent shall not be unreasonably withheld), CTP shall file the Registration Statement with the SEC. CTP and Neurologix shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Neurologix or CTP shall obtain knowledge of any information contained in or omitted from the Registration Statement that would require an amendment or supplement to the Registration Statement or the Prospectus/Proxy Statement, the Party obtaining such knowledge will so advise the other Party in writing and both Neurologix and CTP will promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Prospectus/Proxy Statement. Neurologix shall promptly furnish to CTP all information concerning it as may be required for the Prospectus/Proxy Statement and any supplements or amendments thereto, including without limitation, financial statements in conformity with all applicable provisions of the Securities Act and Exchange Act, as the case may be. CTP and Neurologix shall cooperate in the preparation of the Prospectus/Proxy Statement in a timely fashion and shall use all reasonable efforts to clear the Registration Statement with the Staff of the SEC. Promptly after the Registration Statement is declared effective by the SEC, Neurologix shall use all reasonable efforts to mail at the earliest practicable date to its Stockholders the Prospectus/Proxy Statement, which shall include all information required under applicable law to be furnished to Neurologix's Stockholders in connection with the Merger and the transactions contemplated thereby. Promptly after the Registration Statement is declared effective by the SEC, CTP shall use all reasonable efforts to mail at the earliest practicable date to its stockholders the Prospectus/Proxy Statement, which shall include all information required under applicable law to be furnished to CTP's stockholders in connection with the Merger and the transactions contemplated thereby, the Amendments and the election of directors as contemplated herein by Section 5.10.

                  5.8.2 None of the financial or other information to be supplied by Neurologix or its representatives for inclusion in the Registration Statement or the Prospectus/Proxy Statement, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective, (ii) the Closing and (iii) the Effective Time, and, in the case of the Prospectus/Proxy Statement, (iv) on the date or dates the Prospectus/Proxy Statement is first mailed to CTP's Stockholders, (v) at the date or dates of the CTP Meeting, (vi) at the Closing, and (vii) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neurologix agrees that the financial statements of Neurologix to be included in the Registration Statement and the Prospectus/Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be.

                  5.8.3 None of the financial or other information supplied by CTP for inclusion or incorporation by reference in the Registration Statement or in the Prospectus/Proxy Statement, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective, (ii) the Closing and (iii) the Effective Time, and, in the case of the Prospectus/Proxy Statement, (iv) on the date or dates the Prospectus/Proxy Statement is first mailed to CTP's stockholders, (v) at the date or dates of the CTP Meeting, (vi) at the Closing, and (vii) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. CTP agrees that the Registration Statement and the Prospectus/Proxy Statement will (with respect to CTP and Subcorp) comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be.

         5.9 AFFILIATES OF NEUROLOGIX. Within ten business days of the date hereof, Neurologix shall cause each Person who may be at the Effective Time, or was on the date hereof, an "affiliate" of Neurologix for purposes of Rule 145 under the Securities Act to execute and deliver to CTP a letter in the form and substance of the letter annexed hereto as APPENDIX 5.9 (the "NEUROLOGIX AFFILIATE'S LETTER"). Neurologix has provided CTP with a letter specifying all of the persons or entities who, in Neurologix's opinion, may be deemed to be "affiliates" of Neurologix under the preceding sentence. The foregoing notwithstanding, CTP shall be entitled to place legends as specified in the Neurologix Affiliate's Letter on the certificates evidencing any shares of the CTP Common Stock to be received by (i) any such "affiliate" of Neurologix specified in such letter or (ii) any Person CTP reasonably identifies (by written notice to Neurologix) as being a Person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for the CTP Common Stock, consistent with the terms of the Neurologix Affiliate's Letter, regardless of whether such Person has executed the Neurologix Affiliate's Letter and regardless of whether such Person's name appears on the letter to be delivered pursuant to the preceding sentence.

         5.10 BOARD OF DIRECTORS OF CTP. On or prior to the Closing Date, CTP shall deliver to Neurologix a written resignation, in form and substance reasonably satisfactory to Neurologix, from each officer and director of CTP (other than no more than two directors to be designated by CTP, referred to as the "CTP Directors"), effective as of the Effective Time. At the Effective Time, CTP's board of directors shall consist of the CTP Directors and the five members of Neurologix's then current board of directors (the "Existing Neurologix Directors") plus up to two additional members to be designated by Neurologix (together with the Existing Neurologix Directors, the "Neurologix Designated Directors"). Following the Effective Time, the board of directors of CTP shall be free to fix the number of directors from time to time and to nominate, or have a Nominating Committee nominate, such directors as such board or committee may choose in its sole discretion. Upon the Closing of the Merger, pursuant to an election of directors at the CTP Meeting, CTP's board of directors shall be divided into three classes, as nearly equal in size as is practicable, designated as Class I, Class II and Class III, respectively. At the first annual meeting of CTP's stockholders following the dates of the Closing of the Merger, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of CTP's stockholders following the Closing of the Merger, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Closing of the Merger, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of CTP's stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. At the Effective Time, each of the CTP Directors shall be designated as Class III directors and each of the Neurologix Designated Directors shall be designated by Neurologix, in its discretion, as either Class I, Class II or Class III directors as necessary to make each class of directors as nearly equal as possible. At the CTP Meeting, CTP's stockholders shall take all action required by applicable law to ensure that at the Effective Time, CTP's board of directors will consist of the persons described in this Section 5.10.

         5.11 MERGER SUBSIDIARY. Prior to the Effective Time, Subcorp shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a nominal amount of cash paid to Subcorp for the issuance of its stock to CTP) or any material liabilities.

         5.12     NO SOLICITATION.

                  5.12.1 CTP agrees that, during the term of this Agreement, it shall not, and it shall cause its directors, officers, employees, agents or representatives, not to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving CTP or Subcorp, or acquisition of any capital stock of CTP or Subcorp or 5% or more of the assets of CTP or any of its Subsidiaries in a single transaction or a series of related transactions, or any acquisition by CTP or Subcorp of any material assets or capital stock of any other Person, or any liquidation of CTP or Subcorp, or any combination of the foregoing (a "COMPETING TRANSACTION"), or negotiate, explore or otherwise engage in discussions with any Person (other than Neurologix and its directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. CTP will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction. Notwithstanding the foregoing and anything to the contrary contained in this Section 5.12.1 or in any other provision of this Agreement, CTP and CTP's board of directors may ask questions of, consider and clarify a proposal from, and conduct a due diligence investigation of (but not negotiate with or provide any information to, without Neurologix's prior written consent) any third party making an unsolicited Competing Transaction (a "POTENTIAL ACQUIRER"), solely for the purpose of evaluating such Competing Transaction, if CTP's board of directors or any committee thereof determines, after consultation with CTP's Financial Advisor and CTP's legal counsel, that (A) such third party has submitted to CTP a Competing Transaction which has a reasonable likelihood of resulting in a Superior Proposal (as defined in Section 5.12.1.3), and (B) the failure to participate in such process will constitute a breach of CTP's board of directors' fiduciary duties under applicable law. In the event that CTP shall determine to enter into the process described above, or shall receive any Competing Transaction, it shall promptly (subject to obligations under any confidentiality agreement) inform Neurologix in writing of the identity of the Potential Acquirer and the material terms of such Competing Transaction. If CTP, after consultation with its Financial Advisor and CTP's legal counsel, determines that the Competing Transaction is a Superior Proposal, and the failure to consider such Competing Transaction would constitute a breach of CTP's board of directors' fiduciary duties under applicable law, then it shall promptly notify Neurologix of such determination, and CTP and CTP's board of directors, if CTP has complied with the provisions of this Section 5.12.1, may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with the Potential Acquirer. In the event that CTP shall determine to provide any information to such Potential Acquirer following its determination that the Competing Transaction is a Superior Proposal it shall promptly (within two (2) Business Days) inform Neurologix orally and in writing as to the fact that information is to be provided. CTP agrees that any non-public information furnished to a Potential Acquirer will be pursuant to a confidentiality agreement on terms no less favorable to CTP than the confidentiality provisions contained in this Agreement. CTP will inform Neurologix promptly of any related developments, discussions and negotiations with respect to the Competing Transaction (including the terms and conditions of the Competing Transaction and any modifications or changes thereto).

                       5.12.1.1 Subject to Section 5.12.1.2 below, neither CTP's board of directors nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Neurologix, the approval or recommendation by CTP's board of directors or committee thereof of this Agreement and the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Competing Transaction or (iii) cause CTP to enter into, approve or recommend, or propose publicly to approve or recommend, or execute, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any Competing Transaction or agree or propose to agree to do any of the foregoing, or (iv) submit any Competing Transaction at the CTP Meeting or any other stockholders meeting for purposes of voting upon approval and adoption of the Competing Transaction.

                       5.12.1.2 Notwithstanding Section 5.12.1.1 above, CTP's board of directors (or any committee thereof) may withdraw or modify its approval or recommendation of this Agreement or the Merger and approve or recommend a Competing Transaction, if CTP has complied with the provisions of this Section 5.12.1 and, in the event that CTP's board of directors (or any committee thereof) determines in good faith, after consultation with the Financial Advisor and CTP's legal counsel, that the Competing Transaction is a Superior Proposal, and that the failure to take such action would be a breach of CTP's board of directors' or any such committee's fiduciary duties under applicable law; provided, however, that prior to taking any such action, the Company shall (A) notify Neurologix in writing that it intends to enter into an agreement relating to a Superior Proposal (which notice shall include the most recent draft of such Superior Proposal), (B) during the two (2) Business Days following CTP's notice (or such longer period as agreed to by the parties), CTP shall negotiate in good faith with Neurologix to make such adjustments in the terms and conditions of such Agreement such that the Competing Transaction is no longer a Superior Proposal, and CTP's board of directors (or committee thereof) shall have concluded, after termination of such time period, that the Competing Transaction giving rise to CTP's obligations to provide notice hereunder, continues to be a Superior Proposal, (C) pay the termination fee set forth in Section 7.2.2.2 to Neurologix in full and in immediately available funds and (D) deliver written acknowledgment from CTP and from the other Person to the Competing Transaction that CTP and such other Person have irrevocably waived any right to contest such payment.

                       5.12.1.3 For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide written proposal (or its most recent amended or modified terms, if amended or modified) made by a Potential Acquirer to enter into an Acquisition Proposal, the effect of which would be that (i) the Company stockholders would beneficially own less than 20% of the voting stock, common stock and participating stock of the combined or on-going entity, or (ii) the transaction would result in the sale, transfer or other disposition of all or substantially all of the assets of CTP and Subcorp, taken as a whole, and which CTP determines in its good faith judgment, based on among other things, the advice of the Financial Advisor, if consummated, would result in a transaction more favorable to CTP's stockholders from a financial point of view than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of CTP's board of directors, after obtaining the advice of the Financial Advisor, the Potential Acquirer is reasonably able to finance the transaction, whether such transaction is subject to any material contingency to which the other party has not demonstrated its ability to overcome and whether such transaction is reasonably capable of being completed, and any proposed changes to this Agreement that may be proposed by Neurologix in response to the Competing Transaction).

                       5.12.1.4 During the period from the date of this Agreement through the Effective Time, CTP shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement (other than any entered into in the ordinary course of business not in connection with any possible Competing Transaction) to which it or Subcorp is a party.

                  5.12.2 Neurologix agrees that, during the term of this Agreement, it shall not, and it shall cause its directors, officers, employees, agents or representatives, not to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any Competing Transaction involving Neurologix with respect to, or negotiate, explore or otherwise engage in discussions with any Person (other than CTP and its directors, officers, employees, agents and representatives) with respect to any such Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. Neurologix will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction. Notwithstanding the foregoing, Neurologix shall have the right, in its sole discretion, to raise up to $1.0 million of additional equity between the date hereof and the Closing Date.

         5.13 REORGANIZATION TREATMENT. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. Each of the Parties shall use its best efforts to cause the Merger to qualify as a "reorganization" under Section 368(a) of the Code. No Party shall knowingly take any action inconsistent with the treatment of the Merger as a "reorganization" under
Section 368(a) of the Code.

         5.14 DIRECTORS' AND OFFICERS' INSURANCE. For a period of six years after the Closing, CTP shall maintain in effect a policy of directors' and officers' liability insurance covering all individuals who were directors and officers of Neurologix immediately prior to the Closing, with coverage limits no less favorable than those currently in effect. All rights to indemnification now existing in favor of any such director or officer as provided in the certificate of incorporation and bylaws of Neurologix in effect on the date of this Agreement shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Closing.

         5.15 STOCK OPTION PLAN. CTP may establish a new incentive stock option plan (the "New Stock Option Plan") after Closing, provided that all options under the plan, if fully exercised, would represent no more than 5% of the total number of shares of CTP Common Stock outstanding immediately after adoption. Such New Stock Option Plan shall not be amended or replaced for a period ending 18 months after the Effective Date.

         5.16 NEUROLOGIX LOAN. On the date hereof, simultaneously with the execution of this Agreement, CTP shall loan to Neurologix the principal amount of $750,000 secured by all of the assets of Neurologix. Interest on the unpaid principal shall accrue at the rate of 4% per year. The outstanding principal under the Loan and the accrued interest thereon shall be due and payable on demand at any time after April 30, 2004. In the event that the Merger is consummated pursuant to this Agreement, the principal amount and accrued interest on such Loan shall be included in the calculation of CTP's Net Cash Assets.


                                   ARTICLE VI
                                   CONDITIONS

         6.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Neurologix, CTP and Subcorp to consummate the Merger shall be subject to the satisfaction of the following conditions:

                  6.1.1 No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect, which would prohibit consummation of the Merger and the transactions contemplated by this Agreement.

                  6.1.2 There shall not be pending any legal proceeding by any Governmental Entity or other third party (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Neurologix, CTP or Subcorp of, or to compel Neurologix, CTP or Subcorp to dispose of or hold separate, any material portion of the business or assets of Neurologix, CTP or any Subsidiary of CTP, as a result of the Merger or any of the other transactions contemplated by this Agreement, or (iii) seeking to impose limitations on the ability of CTP to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation.

                  6.1.3 The Merger, this Agreement and the transactions contemplated hereby, the Amendments and the election of directors contemplated herein shall have been approved and adopted by CTP's stockholders in the manner required by any applicable law.

                  6.1.4 The SEC shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC or any state securities administrator.

                  6.1.5 All consents, approvals and action of any Governmental Entity required to permit the consummation of the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained or made.

         6.2 CONDITIONS TO CTP'S AND SUBCORP'S OBLIGATIONS. The obligations of CTP and Subcorp to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions:

                  6.2.1 The representations and warranties of Neurologix set forth in Article III shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date).

                  6.2.2 Neurologix shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under this Agreement at or prior to the Closing.

                  6.2.3 Since December 31, 2002, there shall not have occurred any act, event, change, occurrence, circumstance, development or omission resulting in a Neurologix Material Adverse Effect, nor any loss or damage to the assets of Neurologix, whether or not insured, which materially affects the ability of Neurologix to conduct it businesses. CTP shall have received a certificate (executed by an officer of Neurologix on behalf of Neurologix to its best knowledge), dated the Closing Date, to the foregoing effect.

                  6.2.4 All material authorizations, consents, waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement by Neurologix and the consummation by Neurologix of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. Neurologix shall have obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by Neurologix under any material contract to which Neurologix is a party or for the continuation of any material agreement to which Neurologix is a party.

                  6.2.5 The aggregate number of shares of Dissenting Stock shall not exceed 5% of the aggregate number of shares of Neurologix Common Stock and Neurologix Series B Preferred outstanding on the Closing Date.

                  6.2.6 Prior to or at the Closing, Neurologix shall have delivered the following closing documents, in form and substance reasonably acceptable to CTP (which acceptance shall not be unreasonably withheld):

                       6.2.6.1 a certificate of an officer of Neurologix, dated the Closing Date, to the effect that (1) the person signing such certificate is familiar with this Agreement and (2) to the best of each such person's knowledge, the conditions specified in Section 6.2.1 and
         6.2.2 have been satisfied;

                       6.2.6.2 a certificate of the Secretary or Assistant Secretary of Neurologix, dated the Closing Date, as to the incumbency of any officer of Neurologix executing this Agreement;

                       6.2.6.3 a certified copy of the resolutions of Neurologix's board of directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby and the resolutions of the stockholders of Neurologix approving the Merger, this Agreement and the transactions contemplated hereby;

                       6.2.6.4 good standing certificates with respect to Neurologix from such jurisdictions as CTP shall reasonably designate; and

                       6.2.6.5 such other closing documents as CTP shall reasonably request.

         6.3 CONDITIONS TO NEUROLOGIX'S OBLIGATIONS. The obligations of Neurologix to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions:

                  6.3.1 The representations and warranties of CTP and Subcorp set forth in ARTICLE IV shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date).

                  6.3.2 CTP and Subcorp shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by CTP and Subcorp under this Agreement at or prior to the Closing.

                  6.3.3 Since December 31, 2002, there shall not have occurred any act, event or omission resulting in a CTP Material Adverse Effect. Neurologix shall have received a certificate (executed by an officer of CTP on behalf of CTP to its best knowledge), dated the Closing Date, to the foregoing effect.

                  6.3.4 Prior to or at the Closing, Neurologix shall have received the written resignations (in form and substance reasonably satisfactory to Neurologix) of each of the directors and officers of CTP and Subcorp, except for the CTP Directors, effective as of the Closing, as contemplated herein.

                  6.3.5 All material authorizations, consents, waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement by CTP and Subcorp and the consummation by CTP and Subcorp of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. CTP and Subcorp shall have obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by CTP and Subcorp under any material contract to which CTP or Subcorp is a party or for the continuation of any material agreement to which CTP or Subcorp is a party.

                  6.3.6 CTP's Net Cash Assets as of the Closing shall be at least $6.5 million, and Neurologix shall have received a certificate from CTP's chief executive officer stating the amount of CTP's Net Cash Assets as of the Closing.

                  6.3.7 CTP shall have terminated any and all of its Employee Benefit Plans.

                  6.3.8 Prior to or at the Closing, CTP shall have delivered the following closing documents, in form and substance reasonably acceptable to Neurologix (which acceptance shall not be unreasonably withheld):

                       6.3.8.1 a certificate of the President or a Vice President of CTP, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) to the best of such person's knowledge, the conditions specified in Sections 6.3.1 and 6.3.2 have been satisfied;

                       6.3.8.2 a certificate of the Secretary or Assistant Secretary of each of CTP and Subcorp, dated the Closing Date, as to the incumbency of any officer of CTP and Subcorp executing this Agreement;

                       6.3.8.3 a certified copy of the resolutions of CTP's board of directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby and the resolutions of the stockholders of CTP approving the Merger, this Agreement and the transactions contemplated hereby, the Amendments and the election of directors contemplated herein;

                       6.3.8.4 a certified copy of the resolutions of Subcorp's board of directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby; and

                       6.3.8.5 such other closing documents as Neurologix shall reasonably request.


                                  ARTICLE VII
                            TERMINATION AND AMENDMENT

         7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by Neurologix's or CTP's stockholders):

                  7.1.1 by mutual written consent of CTP and Neurologix;

                  7.1.2 by either CTP or Neurologix if there shall be any law or regulation that, as supported by the written opinion of legal counsel, makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a Governmental Entity enjoining CTP or Neurologix from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable;

                  7.1.3 by either CTP or Neurologix if the Merger shall not have been consummated on or before December 19, 2003 (the "OUTSIDE DATE"); provided, however, that the right to terminate this Agreement under this Section 7.1.3 shall not be available to any Party whose failure or whose Affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                  7.1.4 by CTP or Neurologix if, at or before the completion of the Closing, it shall have discovered that any representation or warranty made in this Agreement for its benefit, or in any certificate, exhibit or document furnished to it pursuant to this Agreement, is untrue in any material respect and, but only if, the failure to be true in any material respect (i) would give rise to failure of condition set forth in 6.2.1 or 6.3.1, and (ii) would reasonably be expected to prevent CTP or Neurologix, respectively, from obtaining the material portion of the benefits intended by the Parties to be derived by CTP or Neurologix, as applicable, from this Agreement and the transactions contemplated hereby (other than representations and warranties which are qualified as to materiality, which representations and warranties will give rise to a right of termination if untrue in any respect and, but only if, the failure to be true in any respect would reasonably be expected to prevent CTP or Neurologix, respectively, from obtaining the material portion of the benefits intended by the Parties to be derived by CTP or Neurologix, as applicable, from this Agreement and the transactions contemplated hereby); provided, however, that in order to terminate this Agreement under this Section 7.1.4, the terminating Party shall, upon discovery of such a breach or default, give written notice thereof to the breaching or defaulting Party and the latter shall fail to cure the breach or default by the earlier of thirty (30) calendar days after receipt of such notice or the day immediately prior to the Outside Date;

                  7.1.5 by CTP if (i) Neurologix shall have defaulted in the performance of any material obligation under this Agreement, but only if, the default would reasonably be expected to prevent CTP from obtaining the material portion of the benefits intended by the Parties to be derived by CTP from this Agreement and the transactions contemplated hereby or (ii) any party (other than CTP or Subcorp) shall have defaulted in the performance of any material obligation under the Voting Agreement such that Neurologix cannot represent that it has requisite shareholder approval for the Merger; provided, however, that in order to terminate this Agreement under this Section 7.1.5, CTP shall, upon discovery of such a breach or default, give written notice thereof to Neurologix and Neurologix shall fail to cure the breach or default by the earlier of thirty (30) calendar days after receipt of such notice or the day immediately prior to the Outside Date;

                  7.1.6 by Neurologix if CTP shall have defaulted in the performance of any material obligation under this Agreement and, but only if, the default would reasonably be expected to prevent Neurologix from obtaining the material portion of the benefits intended by the Parties to be derived by Neurologix from this Agreement and the transactions contemplated hereby; provided, however, that in order to terminate this Agreement under this Section 7.1.6, Neurologix shall, upon discovery of such a breach or default, give written notice thereof to CTP and CTP shall fail to cure the breach or default by the earlier of thirty (30) calendar days after receipt of such notice or the day immediately prior to the Outside Date;

                  7.1.7 by CTP if any authorization, consent, waiver or approval required for the consummation of the transactions contemplated hereby shall require the divestiture or cessation of any of the present material business or operations conducted by Neurologix or shall impose any other condition or requirement, which divestiture, cessation, condition or requirement would constitute a Neurologix Material Adverse Effect upon consummation of the transactions contemplated by this Agreement;

                  7.1.8 by CTP, in the event that any of the conditions to its obligations set forth in Article VI have not been satisfied or waived by the Outside Date or in the event that any such condition cannot possibly be satisfied prior to the Outside Date;

                  7.1.9 by Neurologix, in the event that any of the conditions to its obligations set forth in Article VI have not been satisfied or waived by the Outside Date or in the event that any such condition cannot possibly be satisfied prior to the Outside Date; or

                  7.1.10 by CTP or Neurologix if (i) at the CTP Meeting (including any adjournment or postponement thereof) the requisite vote of CTP's stockholders to approve the Merger, this Agreement and the transactions contemplated hereby, the Amendments and the election of directors contemplated herein shall not have been obtained or (ii) CTP's board of directors withdraws its recommendation to its stockholders to approve the Merger, this Agreement and the transactions contemplated hereby.

         7.2      EFFECT OF TERMINATION.

                  7.2.1 In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for any provisions relating to the confidentiality obligations of the Parties to each other and the provisions of this Section 7.2 and Section 8.10, shall become void and have no effect without any liability on the part of any Party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any Party to this Agreement of liability for a material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the Party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other Parties for their respective fees and expenses of their counsel, accountants, financial advisors and other expenses incident to the negotiation, preparation and execution of this Agreement and the preparation, filing and mailing of the Registration Statement and Prospectus/Proxy Statement ("COSTS").

         7.2.2    CTP agrees as follows:

                       7.2.2.1 If Neurologix or CTP terminates this Agreement pursuant to Section 7.1.10(i), then upon such termination CTP will pay to Neurologix $225,000 in cash by wire transfer in immediately available funds to an account designated by

         Neurologix. Notwithstanding the foregoing sentence, if within 120 days after such termination, CTP acquires or offers, makes a proposal or agrees to acquire in any manner, whether directly or indirectly, any business or company (including, but not limited to, the assets, capital stock or ownership interests thereof) then Neurologix shall be entitled to the amount set forth in 7.2.2.2 in lieu of the payment that Neurologix would otherwise be entitled to receive pursuant to the preceding sentence.

                       7.2.2.2 If Neurologix or CTP terminates this Agreement pursuant to Section 5.12.1 or pursuant to Section 7.1.10(ii) upon CTP's board of director's withdrawal of its recommendation, then upon such termination or withdrawal of its recommendation, CTP will pay to Neurologix an amount equal to $750,000 in cash by wire transfer in immediately available funds to an account designated by Neurologix. CTP shall be entitled to offset against such payment the aggregate amount of the unpaid principal of the Loan.

                       7.2.3 Notwithstanding anything in this Agreement to the contrary, in the event that this Agreement is terminated such that Neurologix would be entitled to receive from CTP either or both of the payments provided for in Section 7.2.2.1 and Section 7.2.2.2, Neurologix shall be entitled to receive from CTP only the payment provided for in Section 7.2.2.2.

         7.3 AMENDMENT. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time, so long as no amendment which by law requires stockholder approval shall be made without such further approval. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, CTP (with respect to Neurologix) and Neurologix (with respect to CTP and Subcorp) by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by telecopy, by overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or if mailed, three calendar days after the date of mailing, as follows (or at such other address for a Party as shall be specified by like notice):

  if to CTP or Subcorp:

               Change Technology Partners, Inc.
               537 Steamboat Road
               Greenwich, CT  06830
               203.661.6942
               203.661.1331 (facsimile)

               Attention: Michael Gleason, Chairman and Chief Executive Officer

      with a copy (which shall not constitute notice) to:

               Paul, Weiss, Rifkind, Wharton & Garrison LLP
               1285 Avenue of the Americas
               New York, NY  10019-6064
               212.373.3000
               212.757.3990 (facsimile)

               Attention: James H. Schwab, Esq.

  if to Neurologix:

               Neurologix, Inc.
               One Bridge Plaza
               Fort Lee, NJ  07024
               201.585.7733 x 11
               201.585.9798 (facsimile)

               Attention: Mark Hoffman, Secretary

      with a copy (which shall not constitute notice) to:

               Lowenstein Sandler PC
               65 Livingston Avenue
               Roseland, NJ  07068
               973.597.2500
               973.597.2400 (facsimile)

               Attention: Alan Wovsaniker, Esq.

         8.2 INTERPRETATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Any statute, regulation, or other law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person also refer to its predecessors and permitted successors and assigns. When a reference is made in this Agreement to an Article or

Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The representations and warranties provided for in this Agreement shall not survive the Closing.

         8.3 COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The Parties may execute more than one copy of the Agreement, each of which shall constitute an original. A signed signature page telecopied by one Party to another Party shall be deemed to constitute an original.

         8.4 ENTIRE AGREEMENT. This Agreement (including the appendices, documents and other instruments referred to herein) constitutes the entire agreement among the Parties and supersedes all prior agreements and understandings, arrangements or representations by or among the Parties, written and oral, with respect to the subject matter hereof and thereof.

         8.5 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries other than the directors and officers of Neurologix prior to the Closing with respect to Section 5.15 of this Agreement.

         8.6 GOVERNING LAW. Except to the extent that the laws of the jurisdiction of organization of any Party, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware.

         8.7 CONSENT TO JURISDICTION; VENUE; NO TRIAL BY JURY. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement, and each of the Parties irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of Parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties irrevocably consents to the service of any summons and complaint and any other process in any action or proceeding relating to the Merger, on behalf of itself or its property, by the delivery of copies of such process to such Party in the same manner as notice is to be provided pursuant to Section 8.1. Nothing in this
Section 8.7 shall affect the right of any Party hereto to serve legal process in any other manner permitted by law. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such

Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 8.7.

         8.8 SPECIFIC PERFORMANCE. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

         8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         8.10 EXPENSES. Upon consummation of the Merger, CTP shall pay all transaction expenses (including legal and accounting fees and disbursements) incurred by CTP, Subcorp and Neurologix relating to the Merger, this Agreement and the transactions contemplated hereby. In the event the Merger is not consummated, subject to the provisions of Section 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, except that those reasonable out-of-pocket expenses incurred in connection with the preparation, filing, printing and mailing of the Registration Statement and the Prospectus/Proxy Statement (including all filing fees related thereto) shall be paid by CTP.

         8.11 SEVERABILITY. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

         8.12 NO STRICT CONSTRUCTION. Each of CTP, Subcorp and Neurologix acknowledges that this Agreement has been prepared jointly by the Parties and that there shall not be a presumption that ambiguities shall be construed against any Party.

         8.13 KNOWLEDGE. Any representation made herein which is qualified by the knowledge of, or notice given to, Neurologix shall refer to the actual knowledge of, or notice actually given to, any of the executive officers of Neurologix, after reasonable inquiry by such executive officers. Any representation made herein which is qualified by the knowledge of, or notice given to, CTP shall refer to the actual knowledge of, or notice actually given to, any of the executive officers of CTP, after reasonable inquiry by such executive officers.


                            (Signature Page Follows)

         IN WITNESS WHEREOF, CTP, Subcorp and Neurologix have signed this Agreement and Plan of Merger as of the date first written above.

                               CHANGE TECHNOLOGY PARTNERS, INC.


                               By: /s/ Michael Gleason
                                  ----------------------------------------------
                                   Name: Michael Gleason
                                   Title: Chairman and Chief Executive Officer


                               CTP/N MERGER CORP.



                               By: /s/ Michael Gleason
                                  ----------------------------------------------
                                   Name: Michael Gleason
                                   Title: Chief Executive Officer


                               NEUROLOGIX, INC.


                               By: /s/ Martin J. Kaplitt
                                  ----------------------------------------------
                                   Name: Martin J. Kaplitt
                                   Title: President